EXHIBIT 2.1


                      STOCK AND ASSET PURCHASE AGREEMENT

                                by and between

                                 STANHOME INC.

                                      and

                  LABORATOIRES DE BIOLOGIE VEGETALE YVES ROCHER S.A.

                         dated as of November 24, 1997




                              TABLE OF CONTENTS

                                  ARTICLE I

                    PURCHASE AND SALE OF SHARES AND ASSETS

          Section 1.1   Group Subsidiary Sale Shares to be Sold   4
          Section 1.2   Assets to be Sold . . . . . . . . . . .   2
          Section 1.3   Consideration . . . . . . . . . . . .     4
          Section 1.4   Escrow  . . . . . . . . . . . . . . . .   4
          Section 1.5   Closing . . . . . . . . . . . . . . . .   4
          Section 1.6   Deliveries by Stanhome  . . . . . . . .   4
          Section 1.7   Deliveries by the Buyer . . . . . . . .   5
          Section 1.8   Requirements of Foreign Law . . . . . .   6
          Section 1.9   Currency Valuation  . . . . . . . . . .   6

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STANHOME

          Section 2.1   Corporate Organization  . . . . . . . .   7
          Section 2.2   Authorization . . . . . . . . . . . . .   7
          Section 2.3   Capitalization  . . . . . . . . . . . .   8
          Section 2.4   Ownership of Group Subsidiary Sale Shares
                        and Assets  . . . . . . . . . . . . . .   9
          Section 2.5   Consents and Approvals; Non-
                        Contravention . . . . . . . . . . . . .   9
          Section 2.6   Financial Statements  . . . . . . . . .  10
          Section 2.7   Bank Accounts . . . . . . . . . . . . .  11
          Section 2.8   Inventory . . . . . . . . . . . . . . .  11
          Section 2.9   Accounts Receivable . . . . . . . . . .  11
          Section 2.10  Absence of Undisclosed Liabilities  . .  11
          Section 2.11  Interim Change  . . . . . . . . . . . .  12
          Section 2.12  Litigation  . . . . . . . . . . . . . .  14
          Section 2.13  No Violation  . . . . . . . . . . . . .  14
          Section 2.14  Owned Real Property . . . . . . . . . .  15
          Section 2.15  Leases  . . . . . . . . . . . . . . . .  16
          Section 2.16  Intellectual Property . . . . . . . . .  17
          Section 2.17  Contracts and Commitments . . . . . . .  18
          Section 2.18  Product Warranty and Returns  . . . .    21
          Section 2.19  Insurance . . . . . . . . . . . . . . .  21
          Section 2.20  Environmental Matters . . . . . . . . .  21
          Section 2.21  Taxes . . . . . . . . . . . . . . . . .  22
          Section 2.22  Labor Matters . . . . . . . . . . . . .  24
          Section 2.23  60-Day Active Dealers . . . . . . . . .  24

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

          Section 3.1   Corporate Organization  . . . . . . . .  25
          Section 3.2   Authorization . . . . . . . . . . . . .  25
          Section 3.3   Consents and Approvals; Non-
                        Contravention . . . . . . . . . . . . .  25
          Section 3.4   Litigation  . . . . . . . . . . . . . .  26
          Section 3.5   Acquisition of Capital Stock of
                        Each Group Subsidiary for Investment. .  26
          Section 3.6   Financing . . . . . . . . . . . . . . .  26

                                  ARTICLE IV

                                  COVENANTS

          Section 4.1   Spanish Transfer. . . . . . . . . . . .  26
          Section 4.2   Interim Distributions . . . . . . . . .  27
          Section 4.3   Italian Stock Transfer  . . . . . . . .  27
          Section 4.4   Retained Rights . . . . . . . . . . . .  27
          Section 4.5   Conduct of the Business . . . . . . . .  29
          Section 4.6   Access to Information . . . . . . . . .  33
          Section 4.7   Regulatory Compliance . . . . . . . . .  33
          Section 4.8   Consents and Approvals; Consultations .  34
          Section 4.9   Further Assurances  . . . . . . . . . .  34
          Section 4.10  Tax Refunds and Credits . . . . . . . .  35
          Section 4.11  Tax Benefit . . . . . . . . . . . . . .  35
          Section 4.12  Taxes for Short Taxable Year  . . . . .  36
          Section 4.13  Record Maintenance  . . . . . . . . . .  36
          Section 4.14  Tax Returns . . . . . . . . . . . . . .  37
          Section 4.15   Tax Contests . . . . . . . . . . . . .  37
          Section 4.16  Tax Cooperation . . . . . . . . . . . .  38
          Section 4.17  Resolution of Certain Conflicts . . . .  39
          Section 4.18  Transfer Taxes  . . . . . . . . . . . .  39
          Section 4.19  Tax Allocations . . . . . . . . . . . .  39
          Section 4.20  All Reasonable Efforts  . . . . . . . .  40
          Section 4.21  Acquisition Proposals . . . . . . . . .  40
          Section 4.22  Publicity . . . . . . . . . . . . . . .  40
          Section 4.23  Trade Payables, Royalties, Fees
                        and Intercompany Payables . . . . . . .  41
          Section 4.24  Subsidiary Cash Amount  . . . . . . . .  41
          Section 4.25  Releases  . . . . . . . . . . . . . . .  41
          Section 4.26  Terminations of Agreements  . . . . . .  41
          Section 4.27  Importance of Stanhome Dealers; Key
                        Employee Incentives . . . . . . . . . .  41
          Section 4.28  Liquidating Subsidiaries  . . . . . . .  41
          Section 4.29  Liabilities for Inadequate Reserves . .  42
          Section 4.30  Distribution Facilities . . . . . . . .  42

                                  ARTICLE V

                   CONDITIONS TO OBLIGATIONS OF THE PARTIES

          Section 5.1   Conditions to Each Party's Obligation .  42
          Section 5.2   Conditions to Obligations of Stanhome .  43
          Section 5.3   Conditions to Obligations of the Buyer.  44

                                  ARTICLE VI

                                 TERMINATION

          Section 6.1   Termination . . . . . . . . . . . . . .  45
          Section 6.2   Procedure for and Effect of Termination  46

                                 ARTICLE VII

                         SURVIVAL AND INDEMNIFICATION

          Section 7.1   Survival  . . . . . . . . . . . . . . .  47
          Section 7.2   Indemnification . . . . . . . . . . . .  47
          Section 7.3   Procedure for Indemnification . . . . .  48

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          Section 8.1   Amendment and Waiver  . . . . . . . . .  50
          Section 8.2   Expenses  . . . . . . . . . . . . . . .  50
          Section 8.3   Broker's and Finder's Fees  . . . . . .  50
          Section 8.4   Notices . . . . . . . . . . . . . . . .  51
          Section 8.5   Entire Agreement; Binding Effect  . . .  52
          Section 8.6   Applicable Law  . . . . . . . . . . . .  52
          Section 8.7   Parties in Interest . . . . . . . . . .  52
          Section 8.8   Counterparts  . . . . . . . . . . . . .  52
          Section 8.9   Interpretation  . . . . . . . . . . . .  53
          Section 8.10  Severability  . . . . . . . . . . . . .  53

          Schedules

          SCHEDULE I --   GROUP SUBSIDIARIES/HOLDERS OF GROUP
                          SUBSIDIARY CAPITAL STOCK  . . . .     I-1

          SCHEDULE II --  CERTAIN ASSETS TO BE SOLD . . . .    II-1

          SCHEDULE III -- GROUP SUBSIDIARY SALE SHARES . . .  III-1

          SCHEDULE IV --  DIRECTORS . . . . . . . . . . . .    IV-1

          SCHEDULE V --   REQUIREMENTS OF FOREIGN LAW . . .     V-1

          SCHEDULE VI --  KEY GROUP SUBSIDIARY EMPLOYEES . .   VI-1

          SCHEDULE VII -- TAX ALLOCATION  . . . . . . . . .   VII-1

          Exhibits

          Exhibit A --  REPRESENTATIVE AGREEMENT  . . . . .     A-1

          Exhibit B --  ESCROW AGREEMENT  . . . . . . . . .     B-1

          Exhibit C --  SUPPLY AGREEMENT - Term Sheet . . .     C-1

          Exhibit D --  BILL OF SALE, ASSIGNMENT AND
                          ASSUMPTION  . . . . . . . . . . .     D-1

          Exhibit E --  TRANSFER AGREEMENT - France . . . .     E-1

          Exhibit F --  TRANSFER AGREEMENT - Italy  . . . .     F-1

          Exhibit G --  TRANSFER AGREEMENT - Mexico . . . .     G-1

          Exhibit H --  TRANSFER AGREEMENT - Spain  . . . .     H-1

          Exhibit I --  RESIGNATION LETTER  . . . . . . . .     I-1




                      STOCK AND ASSET PURCHASE AGREEMENT

                    This Stock and Asset Purchase Agreement (this "Agreement") is made and entered into as of this 24th day of November, 1997 by and between Stanhome Inc., a Massachusetts corporation ("Stanhome"), on its own behalf and as representative of and attorney-in-fact for the Qualifying Holders (as defined below), and Laboratoires de Biologie Vegetale Yves Rocher S.A., a corporation organized under the laws of France (the "Buyer").

                    WHEREAS, Stanhome and the Qualifying Holders
          (together, the "Sellers") collectively are the record owners of all of the Group Subsidiary Sale Shares (as defined below); and

                    WHEREAS, the record owners of the Group
          Subsidiary Sale Shares other than Stanhome (the "Qualifying Holders") are affiliates, employees or agents of Stanhome who or which hold their respective Group Subsidiary Sale Shares solely as nominal or qualifying shareholders pursuant to the requirements of applicable law; and

                    WHEREAS, the Qualifying Holders each have executed and delivered to Stanhome a Representative Agreement dated November 21, 1997, substantially in the form attached hereto as Exhibit A, providing for Stanhome to act as representative of and attorney-in-fact for the Qualifying Holders under and in connection with this Agreement; and

                    WHEREAS, the direct and indirect subsidiaries of Stanhome listed on Schedule I hereto (the "Group Subsidiaries") constitute all of the subsidiaries of Stanhome necessary for the conduct of the business of the Stanhome Worldwide Direct Selling Group, an operating group of Stanhome, other than Stanhome Capital Inc., Stanhome Worldwide Direct Selling Group, Inc., Stanhome European Development Center, S.A. and Cosmhogar, S.A. (the "Group"), as it is currently being conducted; and

                    WHEREAS, Stanhome is the registered owner of the Intellectual Property (as defined below) indicated as owned by Stanhome on Section 2.16(f) of the Disclosure Schedule (as defined below) and holds the contract assets listed on Schedule II hereto (such Intellectual Property and contract assets, subject to the Retained Rights (as defined below), the "Assets") together with all liabilities associated therewith, and, except as described in Section 1.2 hereof, the Assets constitute all of the contract and property rights and other assets not owned, leased or licensed for use by one or more of the Group Subsidiaries which are necessary to the conduct of the business of the Group in the Territory (as defined below) as it is currently being conducted; and

                    WHEREAS, the Sellers desire to sell the Group Subsidiaries and Stanhome desires to sell the Assets, and assign all associated liabilities, to the Buyer, and the Buyer desires to purchase the Group Subsidiaries from the Sellers and to purchase the Assets, and assume all associated liabilities, from Stanhome, through the purchase by the Buyer of the Group Subsidiary Sale Shares from the Sellers and the Assets, together with all associated liabilities, from Stanhome, in each case upon the terms and subject to the conditions set forth in this Agreement;

                    NOW, THEREFORE, in consideration of the
          foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, each of the parties hereto agrees as follows:

                                 ARTICLE I

                   PURCHASE AND SALE OF SHARES AND ASSETS

                    Section 1.1 Group Subsidiary Sale Shares to be Sold. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), each Seller shall sell and transfer to the Buyer and its nominees (together, the "Transferees"), if any, and the Buyer shall purchase and accept from each Seller on behalf of itself and any other Transferees, the number and kind of shares of capital stock or other equity interests (as applicable) set forth on Schedule III hereto, which collectively constitute all of the issued and outstanding shares of capital stock or other equity interests (as applicable) of each of the Group Subsidiaries not owned of record by another Group Subsidiary (the "Group Subsidiary Sale Shares").

                    Section 1.2   Assets to be Sold.

                         (a)     Upon the terms and subject to the
          conditions contained herein, at the Closing, Stanhome shall sell and transfer to the designated Transferees, and the Buyer shall purchase and accept from Stanhome on its own behalf and on behalf of any other Transferees the Assets, together with all associated liabilities. The Assets constitute all contract and property rights and other assets not owned, leased or licensed for use by one or more Group Subsidiaries which are necessary to the conduct of the business of the Group as it is currently being conducted in the Territory (as defined below). Stanhome and the Buyer expressly acknowledge that the Assets do not include, among other things, (i) capital stock of any direct or indirect subsidiary of Stanhome (including without limitation the Group Subsidiary Sale Shares); (ii) the License Agreement dated January 16, 1995 between Stanhome and CPAC, Inc. ("CPAC") and the related Agreement dated January 16, 1995 between Stanhome and CPAC, as amended (together, the "CPAC Agreements");
          (iii) the Trademark License Agreement dated August 6, 1992 between Stanhome and Stanlar Produtos Para o Lar Ltda. ("Stanlar"), as amended, and the Manufacturing and Distribution Agreement dated August 6, 1992 between Stanhome and Stanlar (together, the "Stanlar Agreements" and together with the CPAC Agreements, the "Third-party Agreements"); and (iv) the "Stanley" and "Stanley Home Products" word trademarks and the "C-PLUS" trademark in Brazil, Canada, the United States and Puerto Rico, together with such other rights, matters and things (whether owned, leased, licensed for use or held as of the date hereof by Stanhome) as necessary to ensure that Stanhome is able to comply with its obligations under the Third-party Agreements after the Closing (such trademarks, rights, matters and things described in this clause (iv) being referred to herein as the "Retained Rights").

                         (b)     For purposes of this Agreement,
          "Territory" shall mean the world, except as otherwise provided in this Section 1.2(b). Until the earlier of the termination of the CPAC Agreements or the assignment of the CPAC Agreements to the Buyer, the term "Territory" shall mean, with respect to the Retained Rights applicable to the CPAC Agreements (including without limitation the "Stanley" and "Stanley Home Products" word trademarks and the C-PLUS trademark in Canada, the United States and Puerto Rico (the "CPAC Marks")), the world other than Canada, the United States and Puerto Rico. Until the earlier of the termination of the Stanlar Agreements or the assignment of the Stanlar Agreements to the Buyer, the term "Territory" shall mean, with respect to the Retained Rights applicable to the Stanlar Agreements (including without limitation the "Stanley" and "Stanley Home Products" word trademarks in Brazil (the "Stanlar Marks")), the world other than Brazil.

                    Section 1.3 Consideration. Upon the terms and subject to the conditions contained herein and in consideration of, and in full payment for, the aforesaid sale and transfer of the Assets and the Group Subsidiary Sale Shares, at the Closing, the Buyer shall pay to Stanhome, the Escrow Agent (as defined below) and, to the extent required, to the Tax (as defined below) Authorities of Venezuela as specified in Schedule V hereto, at the time and in the relative amounts set forth in Section 1.7 hereof, in immediately available funds, an aggregate amount equal to the sum (such sum being referred to herein as the "Total Purchase Price") of:

                    (a)  330,000,000 French francs (the
          "Transaction Cash Amount"); plus

                    (b)  The Subsidiary Cash Amount (as defined
          below).

          For the purposes of this Agreement, "Subsidiary Cash
          Amount" means the sum of:

               $13,800,000, plus

               the net after-tax gain on the Italian Stock Transfer (as defined below), plus the net after-tax gain on the Spanish Transfer (as defined below), plus any mutually agreed cash contribution to any of the Group Subsidiaries between the date of this Agreement and the Closing Date, less all dividends and other distributions (including any Interim Distribution) paid or made by any of the Group Subsidiaries from October 30, 1997 to the
               Closing Date (as defined below),

          representing the minimum amount of cash and cash equivalents (including the Common Stock (as defined below) currently owned of record by Stanhome S.p.A. as of the Closing Date), net of bank debt, calculated using the Exchange Rate.

          For purposes of this Agreement, "Exchange Rate" shall mean the average U.S. dollar equivalent spot rate for the respective currencies comprising the Subsidiary Cash Amount over the two business days for which such rates are published in the Eastern United States edition of The Wall Street Journal on the day which is two business days prior to the Closing Date.

                    Section 1.4 Escrow. Stanhome, the Buyer and The First National Bank of Chicago or such other escrow agent as the parties hereto mutually select, as escrow agent (the "Escrow Agent"), are entering into an Escrow Agreement as of the Closing Date, in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), providing for (a) the delivery of an amount equal to FF66,000,000 (the "Escrow Amount"), by the Buyer to the Escrow Agent and (b) the retention, holding, distribution and delivery of the Escrow Amount by the Escrow Agent upon the terms and subject to the conditions set forth in the Escrow Agreement.

                    Section 1.5  Closing.  The closings of the
          transactions contemplated by this Agreement will occur at 10:00 a.m., local time, on December 18, 1997, at the principal office of Stanhome in respect of the Assets and at the principal office of each Group Subsidiary as to which Group Subsidiary Sale Shares are to be sold hereby, or on such other date or at such other time or place (or places) as Stanhome and the Buyer shall mutually agree in advance thereof, so long as the place of the closing of the sale of Group Subsidiary Shares for each Group Subsidiary is in the country of organization of that Group Subsidiary. Such closings, which shall be deemed to occur simultaneously, are referred to herein collectively as the "Closing." The time and date of the Closing is sometimes referred to herein as the "Closing Date."

                    Section 1.6  Deliveries by Stanhome.  On the
          Closing Date, Stanhome will deliver or cause to be delivered to the Buyer or the Buyer's nominees the following:

                         (a)     stock certificates evidencing the
          Group Subsidiary Sale Shares free and clear of any Liens (as defined below), duly endorsed in blank or accompanied by appropriate stock powers or other stock transfer forms, as applicable, duly executed in blank (if permitted by applicable law), in proper form for transfer and with all requisite stock transfer stamps, if any, attached or provided for;

                         (b)     the stock book, stock ledger,
          minute book and corporate seal (if any) of each of the Group Subsidiaries, where permitted by applicable law;

                         (c)     the Escrow Agreement, executed by
          Stanhome and the Escrow Agent;

                         (d)     a Supply Agreement between
          Cosmhogar, S.A. and the Buyer, incorporating and limited to the terms and provisions set forth in Exhibit C hereto (the "Supply Agreement"), executed by Cosmhogar, S.A.;

                         (e)     a Bill of Sale, Assignment and
          Assumption, substantially in the form attached hereto as Exhibit D (the "Bill of Sale"); executed by Stanhome;

                         (f)     instruments of assignment executed
          by Stanhome covering each Asset which is Intellectual Property, in proper form for filing with the appropriate Governmental Entity (as defined below), to effect the transfer of record ownership of each Asset which is Intellectual Property from Stanhome to the Buyer or its nominees;

                         (g)     separate share purchase
          agreements, substantially in the forms attached hereto as Exhibits E through H (the "Transfer Agreements"), executed by Stanhome;

                         (h)     the written resignations,
          substantially in the form attached hereto as Exhibit I, of each of the directors of each of the Group
          Subsidiaries listed on Schedule IV hereto from their respective positions as directors, effective as of the Closing Date; and

                         (i)     such other instruments or
          documents (including without limitation those required by applicable law in various jurisdictions) as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof, including without limitation all books and records, accounting, regulatory and personnel files and all other documentation material to the conduct of the operations of the Group Subsidiaries and not in the possession of one or more of the Group Subsidiaries at the Closing Date.

                    Section 1.7 Deliveries by the Buyer. On the Closing Date, the Buyer will deliver or cause to be delivered the following:

                         (a)     an amount equal to the Total
          Purchase Price minus the Escrow Amount, to Stanhome and to the Tax Authority of Venezuela as specified in
          Schedule V hereto;

                         (b)     the Escrow Amount, to the Escrow
          Agent;

                         (c)     the Escrow Agreement, executed by
          the Buyer, to Stanhome;

                         (d)     the Supply Agreement, executed by
          the Buyer, to Cosmhogar, S.A.;

                         (e)     the Bill of Sale, executed by the
          Buyer, to Stanhome;

                         (f)     a certificate from each Transferee
          other than the Buyer, in accordance with the provisions of Section 5.2(c) hereof, to Stanhome;

                         (g)     the Transfer Agreements executed
          by the Buyer, to Stanhome; and

                         (h)     such other instruments or
          documents (including without limitation those required by applicable law in various jurisdictions) as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof to Stanhome.

                    Section 1.8  Requirements of Foreign Law.
          Certain significant procedural and substantive legal requirements relating to the transactions contemplated hereby (including without limitation separate share purchase agreements) in each jurisdiction in which a Group Subsidiary is organized are set forth in Schedule V hereto.

                    Section 1.9  Currency Valuation.  Except as
          otherwise provided in Section 7.3(d) hereof, for purposes of calculating or otherwise determining thresholds, caps or other amounts set forth in this Agreement in U.S. dollars, components of any such amounts which are reflected or presented in any currency other than U.S. dollars shall be converted to U.S. dollars using the average U.S. dollar equivalent spot rate for such currencies over the two business days for which such rates are published in the Eastern United States edition of The Wall Street Journal on the day which is two days prior to the date hereof.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STANHOME

                    Stanhome hereby represents and warrants to the Buyer as follows:

                    Section 2.1 Corporate Organization.

                         (a)  Stanhome is a corporation duly
          organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to own or lease its properties and to carry on its business as it is currently being conducted.

                         (b)  Each of the Group Subsidiaries
          is a corporation or other entity duly organized, validly existing and in good standing (if such status is recognized under applicable law) under the laws of its respective jurisdiction of organization, as specified and listed in Section 2.1(b) of the Disclosure Schedule, and has the corporate or other power and authority to own or lease its properties and to carry on its business as it is currently being conducted. The copies of the organizational documents of each Group Subsidiary (the "Organizational Documents"), attached to the disclosure schedule delivered by Stanhome to the Buyer on or prior to the date hereof (the "Disclosure Schedule") as Exhibit D to the Disclosure Schedule, are complete and correct copies of such instruments as currently in effect.

                    Section 2.2 Authorization.

                         (a) Stanhome has the requisite
          corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant hereto by Stanhome on its own behalf (the "Additional Stanhome Documents") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Stanhome Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Stanhome, and no other proceedings on the part of Stanhome or its stockholders are necessary to authorize the execution and delivery of this Agreement and the Additional Stanhome Documents and the transactions contemplated hereby and thereby. This Agreement and each of the Additional Stanhome Documents have been executed and delivered by Stanhome and, assuming that this Agreement and each of the Additional Stanhome Documents constitute valid and binding obligations of the Buyer and the other parties thereto, constitute valid and binding obligations of Stanhome, enforceable against Stanhome in accordance with their respective terms, except that enforcement hereof and thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                         (b) Stanhome has the requisite
          power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant hereto by Stanhome as representative and attorney-in-fact for the Qualifying Holders (the "Additional Holder Documents") and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, assuming that this Agreement and each of the Additional Holder Documents constitute valid and binding obligations of the Buyer and the other parties thereto, this Agreement and each of the Additional Holder Documents will constitute valid and binding obligations of the Qualifying Holders, enforceable against the Qualifying Holders in accordance with their respective terms, except that enforcement hereof and thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                    Section 2.3 Capitalization.  The entire
          authorized and outstanding capital stock or other equity interests (as applicable) of each of the Group Subsidiaries is as set forth in Section 2.3(a) of the Disclosure Schedule. All of the outstanding shares of capital stock or other equity interests (as applicable) of each Group Subsidiary are duly authorized for issuance, have been validly issued and are fully paid, nonassessable and, except as set forth in Section 2.3(b) of the Disclosure Schedule, free of any mortgage, pledge, security interest, encumbrance, lien, claim, liability or charge of any kind or right of others of whatever nature, preemptive rights or other restrictions with respect thereto, whether pertaining to a Governmental Entity or otherwise ("Liens"). Schedule I hereto sets forth completely and accurately the record ownership of all outstanding shares of capital stock or other equity interests (as applicable) of each Group Subsidiary as of the date hereof. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock or other equity interests (as applicable) of any of the Group Subsidiaries, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments (a) pursuant to which any of the Group Subsidiaries may be required to purchase, redeem, issue, transfer subject to a Lien or sell any shares of the capital stock or other equity interests (as applicable) of itself or of any other Group Subsidiary or (b) in any way relating to the issuance, ownership or voting of the capital stock or other equity interests (as applicable) of any Group Subsidiary or the placement of a Lien thereon.

                    Section 2.4 Ownership of Group Subsidiary
          Sale Shares and Assets.  Except as set forth in Section
          2.4 of the Disclosure Schedule: (a) the Sellers have, and at the Closing, upon delivery by the Buyer of the Total Purchase Price pursuant to Sections 1.3 and 1.7 hereof, the Transferees will acquire, good and valid record and beneficial ownership of the Group Subsidiary Sale Shares, free and clear of any Liens; (b) the Group Subsidiaries that own of record outstanding shares of capital stock or other equity interests (as applicable) of another Group Subsidiary (each, an "Indirect Group Subsidiary") have, and at the Closing, upon delivery by the Buyer of the Total Purchase Price pursuant to Sections 1.3 and 1.7 hereof, the Transferees will acquire by the Buyer's purchase of the Group Subsidiaries owning of record such outstanding capital stock or other equity interests (as applicable) beneficial ownership, free and clear of all Liens, of all issued and outstanding shares of capital stock or other equity interests (as applicable) of the Indirect Group Subsidiaries other than those shares or interests that are Group Subsidiary Shares (the "Indirect Group Subsidiary Shares"); and (c) Stanhome has, and at the Closing, upon delivery by the Buyer of the Total Purchase Price pursuant to Sections
          1.3 and 1.7 hereof, the Transferees will acquire, good, valid and marketable title to the Assets, free and clear of any Liens. The Assets constitute all contract and property rights and other assets not owned, leased or licensed for use by one or more Group Subsidiaries which are necessary to the conduct of the business of the Group as it is currently being conducted in the Territory. The parties intend that all right, title and interest in the Group Subsidiary Sale Shares transfer from the Seller to the Buyer or other Transferees at the time and place of the closing for such Group Subsidiary Sale Shares.

                    Section 2.5 Consents and Approvals; Non-
          Contravention.  Except as set forth herein or in Section
          2.5 of the Disclosure Schedule, neither the execution or delivery of this Agreement, the Additional Holder Documents or of any of the Additional Stanhome Documents by Stanhome (whether on its own behalf or on behalf of any Seller), nor the consummation by Stanhome (whether on its own behalf or on behalf of any Seller) of the transactions contemplated hereby or thereby, nor the compliance by Stanhome with any of the provisions hereof or thereof will (a) violate any provision of the Restated Articles of Organization, as amended, or By-Laws of Stanhome or the Organizational Documents, each as currently in effect, (b) except for any required filings under applicable U.S. or foreign antitrust or trade regulation laws or regulations (including without limitation those under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) require any consent, approval or authorization under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Group Subsidiaries is a party or by which any of the Group Subsidiaries or any of their respective properties or assets may be bound, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stanhome or any of the Group Subsidiaries, or any of their respective properties or assets, or (e) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Assets or upon any of the properties or assets of any of the Group Subsidiaries under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Group Subsidiaries is a party or by which (i) any of the Assets or (ii) any of the Group Subsidiaries or any of their respective properties or assets may be bound, except, in the case of clauses (b), (c), (d) and (e), for such filings, consents, violations, breaches, defaults or Liens which would not reasonably be expected to materially impair the ability of Stanhome to perform its obligations hereunder or which, either individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of the Group, it being agreed between the parties that the termination of employment (whether voluntary or involuntary) of any key Group Subsidiary employee (as set forth on Schedule VI hereto) shall not be deemed to constitute or, as to the direct, foreseeable consequences of such termination, contribute to such a material adverse effect (a "Material Adverse Effect").

                    Section 2.6 Financial Statements.  The
          respective (a) audited balance sheets of each of the Group Subsidiaries dated December 31, 1996, 1995 and 1994, (b) unaudited balance sheets of each of the Group Subsidiaries dated October 30, 1997, (c) audited income statements of each of the Group Subsidiaries for the years ended December 31, 1996, 1995 and 1994, (d) unaudited statements of cash flow of each of the Group Subsidiaries for the years ended December 30, 1996, 1995 and 1994 and (e) unaudited income statements and statements of cash flow of each of the Group Subsidiaries for the ten months ended October 30, 1997, in each case as set forth and described in Section 2.6 of the Disclosure Schedule (collectively, the "Financial Statements"), fairly present the financial condition of each of the Group Subsidiaries as of the dates and for the periods indicated (subject in the case of interim statements to normal year-end adjustments) and, except for the statements of cash flow, have been prepared in accordance with U.S. generally accepted accounting principles as historically and consistently applied by Stanhome as described in Section 2.6 of the Disclosure Schedule (subject to the absence of required footnote disclosure, if any); provided, however, that any matter or thing relating to inventory, accounts receivable or absence of undisclosed liabilities which does not constitute a breach of the representations and warranties set forth in Sections 2.8, 2.9 and 2.10 hereof shall not constitute a breach of this Section 2.6.

                    Section 2.7 Bank Accounts. Section 2.7 of the Disclosure Schedule sets forth a complete and accurate list of each banking, brokerage or other financial service account of each Group Subsidiary, together with the authorized signatories thereto.

                    Section 2.8 Inventory. Except as set forth in Section 2.8 of the Disclosure Schedule, the inventory reflected in the Financial Statements, taken as a whole, net of reserves for losses on slow-moving and obsolete inventory, was determined in accordance with U.S. generally accepted accounting principles as historically and consistently applied, and the inventory of the Group Subsidiaries, taken as a whole, is saleable in the ordinary course of business for the aggregate amount therefor reflected on the Financial Statements, net of reserves for losses on slow-moving and obsolete inventory.

                    Section 2.9 Accounts Receivable. Except as set forth in Section 2.9 of the Disclosure Schedule, accounts receivable reflected in the Financial Statements, taken as a whole, were determined in accordance with U.S. generally accepted accounting principles, as historically and consistently applied, and all outstanding accounts receivable of the Group Subsidiaries, taken as a whole, net of allowance for doubtful accounts, represent sales, actually made in the ordinary course of business and are collectible in the ordinary course of business for the aggregate amount therefor reflected on the Financial Statements, net of allowance for doubtful accounts.

                    Section 2.10 Absence of Undisclosed Liabilities. Except as (a) set forth in the Financial Statements or
          Section 2.10 of the Disclosure Schedule or (b) incurred since October 30, 1997 in the Ordinary Course of Business (as defined below), there are no debts, liabilities or obligations, contingent or otherwise, which would, net of reserves applicable thereto, reasonably be expected to have a Material Adverse Effect. Notwithstanding the previous sentence, no Group Subsidiary, taken individually, has liabilities or obligations for legal proceedings, Taxes or labor matters, contingent or otherwise, covered in Sections 2.12, 2.21 and 2.22 hereof, including the Disclosure Schedules pertaining thereto, in excess of the applicable aggregate reserves for such liabilities or obligations, taken as a whole for such Group Subsidiary.

                    Section 2.11 Interim Change. Except as set forth in Section 2.11 of the Disclosure Schedule or as otherwise contemplated by this Agreement, since October
          30, 1997, the Group Subsidiaries have been operating only in, and have not engaged in any material transactions other than in, the ordinary course of business consistent with past practice, after giving effect to changes represented by the Group's "Vision 2000" initiative (the "Ordinary Course of Business"), including without limitation, with respect to quantity and frequency, and there has not been (a) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by any of the Group Subsidiaries which was not covered by insurance and which has had, or would reasonably be expected to have, a Material Adverse Effect or (b) any strike, lockout, work stoppage or slowdown by employees of any of the Group Subsidiaries, in each case whether actual or threatened, which has had, or would reasonably be expected to have, a Material Adverse Effect. Without limiting the foregoing, since October 30, 1997, except as otherwise contemplated by this Agreement or set forth in
          Section 2.11 of the Disclosure Schedule, none of the individual Group Subsidiaries has:

                             (i)    sold, leased, transferred or
          otherwise disposed of any material tangible assets or property (including Indirect Group Subsidiary Shares), except for sales or transfers of inventory or surplus assets in the Ordinary Course of Business, or waived or released any rights of material value related to the business of the Group, or cancelled, compromised, released or assigned any material debt or material claim of value relating to the business of the Group, except in any such case in the Ordinary Course of Business;

                             (ii)    mortgaged, pledged or
          subjected to any Lien (a) any of the assets of any of the Group Subsidiaries outside of the Ordinary Course of Business or (b) any Indirect Group Subsidiary Shares;

                             (iii)    made (or committed to make)
          capital expenditures in an amount in excess of US$200,000;

                             (iv)    assigned, transferred or
          granted any material licenses or sublicenses or other material rights to use any Intellectual Property or entered into any material settlement regarding the breach or infringement of any Intellectual Property owned, used or licensed by any of the Group Subsidiaries, or modified any material existing rights with respect thereto;

                             (v)    instituted, settled or agreed
          to settle any material litigation, action or proceeding before any Governmental Entity outside of the Ordinary
          Course of Business;

                             (vi)    made any material purchase
          commitment or material change in the selling, pricing, advertising, distribution, marketing, warranty or personnel practices, in any such case outside of the Ordinary Course of Business;

                             (vii)    incurred (a) any indebtedness
          for money borrowed on behalf of the Group Subsidiaries in excess of US$500,000 in the aggregate or (b) any liability or obligation of any of the Group Subsidiaries, direct or indirect, whether accrued, absolute, contingent or otherwise, in excess of US$500,000, except for liabilities and obligations arising in the Ordinary Course of Business;

                             (viii)    assumed, guaranteed,
          endorsed or otherwise become responsible for the obligations of any individual, partnership, corporation, limited liability company, association, joint stock company, trust or joint venture (a "Person") other than a Group Subsidiary or made any loans or advances to any Person other than a Group Subsidiary, in each case except in the Ordinary Course of Business;

                             (ix)    to the knowledge of Stanhome
          (as such term is defined below), suffered any change in its relations with employees, agents, distributors, customers or suppliers which would be reasonably expected to have a Material Adverse Effect;

                             (x)    declared, set aside, paid or
          made any dividend or other distribution with respect to its capital stock, whether payable in cash, stock or property or redeemed any shares of capital stock or made any other distributions with respect to its capital stock or the holders thereof payable in stock or property;

                             (xi)    entered into or terminated any
          contracts other than purchase orders entered into or terminated in the Ordinary Course of Business with respect to which the aggregate amount reasonably expected to be received or paid thereunder in the future by such Group Subsidiary exceeds US$500,000 (or is in excess of US$250,000 per annum);

                             (xii)    granted any material increase
          in compensation or fringe benefits (other than compensation increases made in the Ordinary Course of Business and related changes in fringe benefits) of any employees, agents, distributors or consultants, or paid or agreed to pay any material pension or retirement allowance, life insurance premiums or other material benefit payments not required by any existing employment agreement or plan to any such employees and not in the Ordinary Course of Business, or committed itself to make material variations in or material waivers with respect to, or amended in any material respect, any employment agreement or plan with or for the benefit of any employee or other person, or instituted or adopted any compensation or benefit program, plan or arrangement for employees or collective bargaining agreement, in any such case outside the Ordinary Course of Business;

                             (xiii)    entered into any supply,
          franchise, distribution or preferred supplier agreement, with respect to which the aggregate amount reasonably expected to be received or paid thereunder in the future exceeds US$200,000 (or is in excess of US$100,000 per annum); or

                             (xiv)    entered into any written
          agreement or made any written commitment to take any of the types of action described in paragraphs (i) through
          (xiii) above, except as set forth or referenced elsewhere herein.

          For purposes of this Agreement, "knowledge of Stanhome" shall mean the actual knowledge, based upon reasonable investigation, of Stanhome and/or Stanhome Worldwide
          Direct Selling Group, Inc.

                    Section 2.12 Litigation. Except as set forth in
          Section 2.12 of the Disclosure Schedule, there is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity or arbitrator pending or, to the knowledge of Stanhome, threatened against or involving Stanhome or any of the Group Subsidiaries or affecting the Assets or any of the respective properties or assets of any of the Group Subsidiaries, including without limitation, any product liability or product warranty claim or proceeding, which, individually or in the aggregate, has had or would reasonably be expected to have a Material
          Adverse Effect or which in any manner seeks to prevent, enjoin, alter or delay any transaction contemplated hereby.

                    Section 2.13 No Violation.  Except as set forth in
          Section 2.13 of the Disclosure Schedule, neither Stanhome, nor any of the Group Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its respective Organizational Documents,
          (b) any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets, including without limitation, applicable consumer protection and product safety laws and regulations or (c) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation, including any Benefit Plan (as defined below), to which it is a party or by which it or any of its properties or assets are bound, which breach, violation or default would reasonably be expected to have a Material Adverse
          Effect or otherwise have a material adverse effect on the consummation of the transactions contemplated hereby.
          Each of Stanhome and the Group Subsidiaries has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own and conduct its business as currently conducted, the lack of which, under applicable law, rule or regulation, (x) would have a material adverse effect on the consummation of the transactions contemplated by this Agreement or (y) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                    Section 2.14 Owned Real Property.

                         (a)  Section 2.14 of the Disclosure
          Schedule contains a complete and correct list of all material real property and appurtenant easements owned by each Group Subsidiary (the "Owned Real Property").

                         (b)  Except as set forth in Section 2.14
          of the Disclosure Schedule, each Group Subsidiary has good and marketable title to each parcel of Owned Real Property identified as being owned by it on Section 2.14 of the Disclosure Schedule, free and clear of any Liens, other than Liens for Taxes (as defined below) not yet due.

                         (c)  There are no outstanding options or
          rights of first refusal to purchase the Owned Real
          Property, or any portion thereof or interest therein.

                         (d)  The Owned Real Property, the Leased
          Real Property (as defined below) and appurtenant easements listed in Section 2.14 of the Disclosure
          Schedule include all of the land, buildings, offices and structures necessary to the conduct of the business of the Group as it is currently being conducted in the Territory.

                         (e)  There are no proceedings in eminent
          domain or other similar proceedings pending or, to the knowledge of Stanhome, threatened, affecting any portion of the Owned Real Property that would reasonably be expected to have a Material Adverse Effect.

                         (f)  To the knowledge of Stanhome, the
          current use and operation of the Owned Real Property does not violate any applicable building, zoning, subdivision and other land use or similar laws, codes, ordinances, rules, regulations and orders of Governmental Entities (collectively, the "Real Property Law"), except as would not reasonably be expected to have a Material Adverse Effect, and neither Stanhome nor any of the Group Subsidiaries has received any notice of violation or claimed violation of any Real Property Law. To the knowledge of Stanhome, there is no pending or anticipated change in any Real Property Law that would reasonably be expected to have a Material Adverse Effect.

                    Section 2.15 Leases.

                         (a) Section 2.15 of the Disclosure
          Schedule contains a complete and correct list of all real property and personal property leases to which any of the Group Subsidiaries is a party or is bound with respect to which the aggregate amount reasonably expected to be received or paid thereunder is in excess of US$100,000 per annum (the "Leases"). Stanhome has made available to Buyer correct and complete copies of the Leases. Each of the Leases is in full force and effect, except as disclosed in Section 2.15 of the Disclosure Schedule and except where failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 2.15 of the Disclosure Schedule, none of the Group Subsidiaries, and to the knowledge of Stanhome, no other party is, in default under any Lease, and to the knowledge of Stanhome, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute such a default under any Lease, except for such defaults as would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term "Leased Real Property" means all real property, subject to a Lease, that is used in connection with or necessary to carry on the business of the Group Subsidiaries.

                         (b) As to the Leases:

                             (i)    neither Stanhome nor any of
          the Group Subsidiaries has received notice of a proceeding in eminent domain, for eviction or other proceeding affecting or relating to the Leased Real Property; and

                             (ii)    neither Stanhome nor any of
          the Group Subsidiaries has received notice that the current use and operation of the Leased Real Property violates, in any material respect, any instrument of record, lease or other agreement affecting the Leased Real Property or any Real Property Laws.

                    Section 2.16 Intellectual Property.

                         (a) Except as set forth in Section
          2.16(a) of the Disclosure Schedule, Stanhome or one of the Group Subsidiaries owns, licenses or otherwise has the right to use, sell, license or dispose of all industrial and intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, computer programs, technology, know-how, trade secrets, proprietary processes and formulae necessary to the conduct of the business of the Group within the Territory as it is currently being conducted (collectively, "Intellectual Property").

                         (b) Except as set forth in Section
          2.16(b) of the Disclosure Schedule hereto, (i) to the knowledge of Stanhome, the conduct of the business of the Group Subsidiaries does not infringe upon any intellectual property rights of any third party except as would not reasonably be expected to have a Material Adverse Effect, and (ii) there are not now any suits, to the knowledge of Stanhome, pending or threatened, against or by Stanhome or any of the Group Subsidiaries claiming a conflict by Stanhome or any of the Group Subsidiaries with any intellectual property rights of any third party or, to the knowledge of Stanhome, a conflict by any third party with any of Stanhome's or any of the Group Subsidiaries' rights in the Intellectual Property.

                         (c) Except as set forth in Section
          2.16(c) of the Disclosure Schedule, neither Stanhome nor any of the Group Subsidiaries has received any notice from any thirty party challenging the right of Stanhome or any of the Group Subsidiaries to use the Intellectual Property or any claims requesting payment (other than pursuant to valid license agreements) from Stanhome or any of the Group Subsidiaries for the use of the Intellectual Property.

                         (d) Except as set forth in Section
          2.16(d) of the Disclosure Schedule, neither Stanhome nor any of the Group Subsidiaries has licensed any Intellectual Property to any third party pursuant to terms or conditions that restrict or prevent in any material respect Stanhome or any of the Group Subsidiaries from using, licensing or assigning any such Intellectual Property, except in connection with the Assets listed on Schedule II hereto.

                         (e) To the knowledge of Stanhome, any
          Intellectual Property not owned by Stanhome and the Group Subsidiaries necessary to conduct the business of the Group Subsidiaries as currently conducted, is (i) licensed pursuant to licensing agreements that are in full force and effect or (ii) otherwise made available for use to Stanhome or one of the Group Subsidiaries, except where failure to be so licensed or made available would not reasonably be expected to have a Material Adverse Effect.

                         (f) Section 2.16(f) of the Disclosure
          Schedule sets forth a list of all registrations of and applications for Intellectual Property owned by (i) Stanhome and being transferred to the Buyer pursuant to this Agreement or (ii) any Group Subsidiary.

                    Section 2.17 Contracts and Commitments.

                         (a) Section 2.17(a) of the Disclosure
          Schedule sets forth a complete and accurate list of all of the contracts to which Stanhome is a party which are material to the conduct of the business of the Group and a complete and accurate list of all of the following contracts and agreements of each Group Subsidiary (together, the "Material Contracts"):

                             (i)    supply contracts or other
          agreements or commitments with any supplier or customer
          (A) upon which the business or operations of the Group is substantially dependent, (B) calling for future payments in excess of US$500,000 (or in excess of US$250,000 per annum), (C) not terminable within 12 months, (D) containing any provision permitting any party other than the Group Subsidiary party thereto to renegotiate the price or other terms or (E) containing any pay-back or other similar provision;

                             (ii)    credit agreements, mortgages,
          notes, indentures, security agreements, pledges, guarantees of or agreements to acquire any such debt obligation of others or similar documents relating to indebtedness for borrowed money (including without limitation interest rate or currency swaps, hedges or straddles or similar transactions) to which a Group Subsidiary is a party or by which any of the assets material to the conduct of the business of such Group Subsidiary are bound, restricted, subject to a Lien or otherwise encumbered;

                             (iii)    each employment, consulting,
          advisory, management, personal services, severance, change of control, or termination agreements providing for the payment by a Group Subsidiary of an amount in excess of US$200,000 per annum;

                             (iv)    all contracts, agreements or
          arrangements material to the conduct of business of the Group (including without limitation contracts, agreements or arrangements to provide for the sale, lease or other disposition of any material assets used in, or necessary to carry on, the business of the Group and to purchase, lease or otherwise acquire any material assets used in connection with, or necessary to carry on, the business of the Group), and not made in the Ordinary Course of Business;

                             (v)    all joint venture, joint
          research or development, joint financing, franchise, partnership or other contracts, agreements or arrangements pursuant to which one or more of the Group Subsidiaries is required to share profits or expenses which would reasonably be expected to be in excess of US$200,000; and

                             (vi)    all material (A)
          distributorship agreements and (B) license agreements relating to the Intellectual Property, whether Stanhome or any Group Subsidiary is the licensor or licensee thereunder.

                         (b) Except as set forth in Section
          2.17(b) of the Disclosure Schedule:

                             (i)    no purchase contract of any
          Group Subsidiary (or group of related contracts with the same party) (A) continues for a period of more than 24 months (including renewals or extensions at the option of another party) or (B) requires payment of more than US$200,000 in any 12-month period;

                             (ii)    no Group Subsidiary has a
          pension, profit-sharing, bonus, severance pay, retirement, hospitalization, insurance, stock purchase, stock option or other benefit plan, arrangement, understanding, obligation or agreement with or for the benefit of any individual (a "Benefit Plan");

                             (iii)    no Group Subsidiary is
          restricted by any agreement from competing with any Person in any line of business or geographic area within the Territory (other than by geographic or use restrictions relating to, or contained in licenses relating to, Intellectual Property in connection with the Assets listed on Schedule II hereto);

                             (iv)    no Group Subsidiary has any
          outstanding loan to any individual or entity, other than advances to employees (A) for travel and entertainment expenses in the Ordinary Course of Business and (B) in amounts not in excess of US$200,000 per employee against termination indemnities;

                             (v)    no Group Subsidiary has any
          employee to whom it is paying base salary at an annual rate of more than US$200,000 for services rendered;

                             (vi)    other than the obligations of
          the Group Subsidiaries and their respective officers or directors set forth in Section 2.17(b) of the Disclosure Schedule, no Group Subsidiary has any obligation or liability as surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of an obligation of any individual or entity;

                             (vii)    no Group Subsidiary has
          executed a power of attorney in favor of or has otherwise authorized any party other than directors and officers of Stanhome or one or more of the Group Subsidiaries to execute documents on behalf of any such Group Subsidiary;

                             (viii)    there is in effect no
          voting trust, shareholders' agreement, pledge agreement or buy-sell agreement relating to any securities of any Group Subsidiary; and

                             (ix)    no Group Subsidiary has any
          agreement or obligation (contingent or otherwise) to issue or sell or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities.

                         (c) Except as disclosed in Section
          2.17(c) of the Disclosure Schedule: (i) each Material Contract is in full force and effect as of the date hereof; (ii) upon consummation of the transactions contemplated by this Agreement and assuming compliance by the other parties to each such Material Contract with the terms thereof, each Material Contract shall continue in full force and effect without penalty or other adverse consequence; and (iii) no Group Subsidiary is in breach of, or default under, any Material Contract or, as of the date of this Agreement, has received any notice of termination thereof or default thereunder.

                    Section 2.18 Product Warranty and Returns. The product warranty and returns policies of each of the Group Subsidiaries are as described in Section 2.18 of the Disclosure Schedule.

                    Section 2.19 Insurance. Section 2.19 of the
          Disclosure Schedule sets forth a complete and correct list of all material policies or binders of insurance held by or on behalf of each Group Subsidiary (specifying the insurer, amount of the coverage, type of insurance, expiration date of each policy, risks insured and any pending claims thereunder). The Group Subsidiaries have complied in all material respects with the terms and conditions of such policies, there are no outstanding past due premiums or claims, and there are no provisions for retroactive or retrospective premium adjustments under any such policy or binder. Each such policy is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by any of the Group Subsidiaries.

                    Section 2.20 Environmental Matters. Except as set forth in Section 2.20 of the Disclosure Schedule, to the knowledge of Stanhome:

                         (a) none of the Group Subsidiaries has
          violated any applicable law, rule or legal requirement relating to the environment or human health and safety or the use of hazardous substances (an "Environmental Law"), except where such violation would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial conditions or results of operations of that Group Subsidiary;

                         (b) none of the Owned or Leased Real
          Properties, nor any other property currently or formerly utilized by the Group, has been or is polluted or contaminated with any substance regulated pursuant to any applicable Environmental Law, except where such pollution or contamination would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of any individual Group Subsidiary;

                         (c) none of the Group Subsidiaries is
          liable for any off-site disposal or contamination, except where such liability would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of that Group Subsidiary;

                         (d) none of the Group Subsidiaries has
          received any notice of any claims or threatened claims relating to any applicable Environmental Law;

                         (e) there are no circumstances,
          conditions or events that would reasonably be expected to result in claims, liability or investigation costs for any individual Group Subsidiary, any restrictions on the ownership, use or transfer of any Owned or Leased Real Property under any applicable Environmental Law or require any costs or capital expenditures as a matter of sound environmental management practice, except, in each such case, where such circumstances, conditions and events which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of that Group Subsidiary; and

                         (f) Stanhome and the Group Subsidiaries
          have delivered to Buyer copies of all environmental reports, studies, assessments, sampling data and other environmental information in their possession relating to Stanhome, the Group Subsidiaries and their current and former properties and operations except, in each such case, where such violation, contamination, liability, claims or threatened claims, circumstances, conditions, events and failures to deliver which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of any individual Group Subsidiary.

                    Section 2.21 Taxes.

                         (a) Except as disclosed in Section 2.21
          of the Disclosure Schedule or as reflected in the Financial Statements:

                             (i)    All returns, declarations,
          reports, estimates, information returns and statements with respect to Taxes (collectively, "Tax Returns") required to be filed on or before the date hereof by or with respect to any Group Subsidiary for all periods ending on or before the Closing Date have been (or will be) timely filed (other than failures to file such Tax Returns which would not have a Material Adverse Effect), and all such Tax Returns are true, correct and complete in all material respects.

                             (ii)    No Group Subsidiary has any
          liability with respect to income, franchise or similar Tax Returns for the year ended December 31, 1996 or other Tax Returns that were required to be filed on or before October 30, 1997 in excess of the amounts accrued in respect thereof that are reflected in the Financial Statements.

                             (iii)    The Tax Returns have been
          examined by the appropriate Tax Authority (as defined below) or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

                             (iv)    All deficiencies asserted or
          assessments made as a result of such examination have been paid in full.

                             (v)    No material issues which have
          been raised in writing by a relevant Tax Authority in connection with the examination of any of the Tax Returns are currently pending.

                             (vi)    There are no liens for Taxes
          upon the assets of any Group Subsidiary except liens for Taxes not yet due and payable.

                             (vii)    There are no outstanding
          waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by or on behalf of any of the Group Subsidiaries.

                             (viii)    To the knowledge of
          Stanhome, no audit or other administrative or judicial proceeding by any foreign, federal, state or local court or governmental, regulatory or administrative authority is currently pending or threatened in writing with respect to any Taxes or Tax Return of any of the Group Subsidiaries.

                             (ix)    Neither Stanhome nor any of
          the Group Subsidiaries has (i) agreed to any extension of the period for assessment or collection or (ii) executed or filed any power of attorney with respect to any Taxes, which agreement or power of attorney is currently in force.

                             (x)    No tax is required to be
          withheld pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of the transfers contemplated by this Agreement.

                         (b) For purposes of this Agreement,
          "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest, penalties or additions to tax, in each such case, imposed with respect thereto by any taxing authority, whether foreign or domestic (each, a "Tax Authority").

                    Section 2.22 Labor Matters. Except as set forth in Section 2.22 of the Disclosure Schedule, to the knowledge of Stanhome: (a) the business of the Group and each Group Subsidiary is operating and has been operated in compliance with (i) collective bargaining arrangements,
          (ii) applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such applicable laws respecting employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor-management relations and unemployment insurance and
          (iii) the laws and regulations applicable to each Group Subsidiary's obligations with respect to its independent contractors, except, individually or in the aggregate, in any such case as would not reasonably be expected to have a Material Adverse Effect; (b) there is no labor strike, dispute, or stoppage pending or threatened and none of the Group Subsidiaries has experienced any work stoppage or other labor difficulty which would reasonably be expected to have a Material Adverse Effect; (c) none of the Group Subsidiaries is materially delinquent in material payments to any employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or amounts required to be reimbursed to such employees or payments required to Benefit Plans; and (d) except for the contracts, agreements and other arrangements listed in Section 2.22 of the Disclosure Schedule, none of the Group Subsidiaries is a party to or otherwise bound by any contract or other agreement with any labor union or association representing any employee. Except as set forth in Section 2.22 of the Disclosure Schedule, no Governmental Entity has given any of the Group Subsidiaries notice in writing regarding any pending investigation or review by or before any Governmental Entity concerning, or requested in writing any of the Group Subsidiaries to explain, any possible conflicts with or violations of any such applicable laws by Stanhome or any of the Group Subsidiaries or in connection with the operation of the business of the Group and the Group Subsidiaries, nor, to the knowledge of Stanhome, is any such investigation threatened or pending;

                    Section 2.23 60-Day Active Dealers. Section 2.23 of the Disclosure Schedule sets forth a listing of the number of 60-Day Active Dealers of each Group Subsidiary as of October 30, 1997, by country, within a positive or negative variance of 10%. The number of 60-Day Active Dealers, by country, set forth in Section 2.23 of the Disclosure Schedule has been prepared on a basis consistent with past practice.

                             ARTICLE III

                   REPRESENTATIONS AND WARRANTIES
                            OF THE BUYER

                    The Buyer hereby represents and warrants to each Seller as follows:

                    Section 3.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of France.

                    Section 3.2 Authorization. The Buyer has the requisite corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer pursuant hereto (the "Additional Buyer's Documents") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Buyer's Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer or its stockholders are necessary to authorize the execution and delivery of this Agreement and the Additional Buyer's Documents and the transactions contemplated hereby and thereby. This Agreement and each of the Additional Buyer's Documents have been duly executed and delivered by the Buyer and, assuming that this Agreement and the Additional Buyer's Documents constitute valid and binding obligations of Stanhome, constitute the valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that enforcement hereof and thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                    Section 3.3 Consents and Approvals;
          Non-Contravention. Neither the execution or delivery of this Agreement or any of the Additional Buyer's Documents by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any of the provisions hereof or thereof will (a) violate any provision of the statuts of the Buyer, (b) except for any required filings under applicable U.S. or foreign antitrust or trade regulation laws or regulations, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) require any consent, approval or authorization under any material contract, lease or other agreement or instrument or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets, except, in the case of clauses (b), (c) and (d), for such filings, consents or violations which would not reasonably be expected to have a material adverse effect on the Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                    Section 3.4 Litigation. There is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the Buyer's best knowledge, threatened against or involving the Buyer which has had or would reasonably be expected to have a material adverse effect on the Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                    Section 3.5 Acquisition of Capital Stock of Each Group Subsidiary for Investment. The Buyer is acquiring the capital stock of each Group Subsidiary being acquired by it for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such capital stock. The Buyer hereby acknowledges that no capital stock of any Group Subsidiary has been registered pursuant to the Securities Act of 1933, as amended, and that no such capital stock may be transferred in the absence of such registration or an applicable exemption therefrom.

                    Section 3.6 Financing. The Buyer has sufficient funds available or has received from responsible financial institutions written commitments (copies of which have been delivered to Stanhome), which have not been withdrawn and remain in full force and effect, to provide sufficient funds on the Closing Date to pay the Purchase Price.

                             ARTICLE IV

                              COVENANTS

                    Section 4.1 Spanish Transfer. Stanhome and the Buyer acknowledge and agree that the warehouse and distribution center owned by Stanhome, S.A., together with certain related equipment and other personalty, will be transferred, subject to certain rights to be granted to the Buyer pursuant to the Supply Agreement, by Stanhome, S.A. to Cosmhogar, S.A. for cash consideration equal to the fair market value of the transferred assets at the date of transfer (the "Spanish Transfer"). The net gain realized on the Spanish Transfer, net of any applicable Taxes, will comprise a portion of the Subsidiary Cash Amount. If the Spanish Transfer is not completed prior to the Closing Date, upon later completion of the Spanish Transfer, the Buyer shall pay to Stanhome as soon as practicable thereafter an amount equal to the net after-tax gain realized by the Buyer on the Spanish Transfer, which amount shall be accounted for as an adjustment to the Total Purchase Price.

                    Section 4.2 Interim Distributions. Stanhome and the Buyer acknowledge and agree that from and after the date hereof and prior to the Closing, Stanhome and the Group Subsidiaries may make distributions of cash or cash equivalents which decrease the total U.S. dollar equivalent of cash and cash equivalents, net of bank debt, held by the Group Subsidiaries ("Interim Distributions") .

                    Section 4.3 Italian Stock Transfer. Stanhome and the Buyer acknowledge and agree that the shares of common stock, par value $.125 per share, of Stanhome (the "Common Stock") owned of record by Stanhome S.p.A. will be repurchased by Stanhome at a per share price equal to the closing sale price of the Common Stock on the trading day immediately preceding the date on which such shares of Common Stock are so repurchased by Stanhome (the "Italian Stock Transfer"). The net after-tax gain realized by the Buyer on the Italian Stock Transfer, net of any applicable Taxes, will comprise a portion of the Subsidiary Cash Amount. If the Italian Transfer is not completed prior to the Closing Date, upon later completion of the Italian Transfer, the Buyer shall pay to Stanhome as soon as practicable thereafter an amount equal to the net after-tax gain realized by the Buyer on the Italian Transfer, which amount shall be accounted for as an adjustment to the Total Purchase Price.

                    Section 4.4 Retained Rights.

                         (a) Following the Closing, Stanhome shall retain the Retained Rights on an exclusive, royalty-free (as to the Buyer) basis (i) as to the Retained Rights applicable to the CPAC Agreements through the end of the original term (without any extension thereof) or earlier assignment to the Buyer of the CPAC Agreements and (ii) as to the Retained Rights applicable to the Stanlar Agreements, through the end of the original term (without any extension thereof) or earlier assignment to the Buyer of the Stanlar Agreements. Upon the expiration of such time in either such case, the Buyer shall own the Retained Rights, Stanhome shall have no further rights thereto and Stanhome shall take all action necessary to transfer those Retained Rights to the Buyer without any additional consideration therefor. During the time that Stanhome has ownership of the Retained Rights, Stanhome shall bear the cost and other burdens of compliance with the terms and provisions of the CPAC Agreements and the Stanlar Agreements and shall be entitled to the royalties and other benefits of the CPAC Agreements and the Stanlar Agreements. Stanhome agrees (A) not to renew or otherwise extend the term of either the CPAC Agreements or the Stanlar Agreements without the Buyer's prior written consent, (B) at the request of the Buyer, to assign the Stanlar Agreements to the Buyer 30 days prior to the time that notice is required to be given to renew or extend the original term of either of the Stanlar Agreements, (C) use all reasonable efforts, including making any necessary filings with Governmental Entities, to prevent the denigration, dilution or infringement of the intellectual property licensed for use under and subject to the CPAC Agreements and the Stanlar Agreements and not owned by CPAC or Stanlar, respectively (the "Retained Intellectual Property"), and (D) use all reasonable efforts to consult with the Buyer with respect to the enforcement of Stanhome's termination, quality control and other rights under the CPAC Agreements and the Stanlar Agreements.

                         (b) In connection with the Retained
          Rights, the Buyer agrees as follows:

                             (i)    The Buyer acknowledges and
          agrees that, pursuant to the Third-party Agreements, CPAC and Stanlar have been granted, solely within the United States, Puerto Rico, Canada and Brazil (the "Third-party Territory"), as applicable, certain rights in and to, among other assets: (A) certain trademarks registered in the Third-party Territory which are substantially similar or identical to certain of the trademarks included within the Intellectual Property and (B) certain of the product formulas included within the Intellectual Property (collectively, the "Third-party Rights").

                             (ii)  The Buyer further acknowledges
          and agrees that (i) the provisions contained within the Third-party Agreements relating to the Third-party Rights have been disclosed to the Buyer and (ii) the exercise of the Third-party Rights by CPAC or Stanlar, respectively, solely within the Third-party Territory and in a manner otherwise consistent with the Third-party Agreements shall not infringe upon or in any way violate any of the Intellectual Property sold to the Buyer hereunder.

                         (c) In light of the foregoing
          acknowledgments of the Buyer and the other terms and conditions hereof, the Buyer hereby agrees as follows:

                             (i)  The Buyer shall not, and shall
          not knowingly permit any third party to, in any way utilize or otherwise exercise any rights under or in connection with any Intellectual Property, including without limitation any trademarks or formulas contained therein, in the Third Party Territory during the terms of the applicable Third-party Agreements. In the event that the Buyer makes any disclosure, within the Territory as permitted hereunder, to any third party (a "Permitted Third Party") in connection with the utilization or other exercise of any rights under or in connection with any Intellectual Property, the Buyer shall (1) inform such Permitted Third Party of the restrictions set forth in this Section 4.4 and (2) obtain the written agreement of such Permitted Third Party to comply with such restrictions;

                             (ii)  Buyer shall not export for
          resale in the Third-party Territory any products utilizing any formulas or marketed under any trademarks contained within the Intellectual Property, nor shall Buyer knowingly sell to others who would reasonably be expected to export any such products for resale in the Third-party Territory;

                             (iii)  the Buyer shall not knowingly
          interfere with any Third-party Rights and agrees not to sell under the "Stanhome" marks in the Third-party Territory any products currently manufactured and sold by the Group during the terms of the applicable Third-party Agreements; and

                             (iv)  the Buyer shall not prosecute,
          otherwise initiate, be a party to or a participant in or voluntarily cooperate in any legal action or otherwise assert any claim alleging that the proper exercise of the Third-party Rights by CPAC or Stanlar, respectively, within the Third-party Territory infringes upon or in any way violates any of the Intellectual Property sold to Buyer hereunder.

                         (d) Stanhome agrees that it has provided the Buyer with complete and accurate copies of the CPAC Agreements and the Stanlar Agreements. Stanhome agrees that it shall not exercise the Retained Rights in a manner which infringes upon or in any way violates any of the Intellectual Property sold to the Buyer hereunder. Stanhome acknowledges that the Buyer currently operates in the Third-party Territory using its own marks and other intellectual property and agrees that nothing herein is intended to restrict those activities.
          Stanhome further acknowledges that this Agreement is not intended to give CPAC or Stanlar any rights with respect to any products, formulas or other intellectual property owned now or in the future by the Buyer, except that some or all of the Retained Rights may be assigned to CPAC or Stanlar as contemplated herein.

                         (e) The Buyer and Stanhome agree that,
          until the first anniversary of the Closing Date, Stanhome may discuss, negotiate and consummate a transaction or series of transactions with CPAC after the date hereof with respect to the CPAC Agreements and the CPAC Marks, which transactions may include the sale of the CPAC Marks to CPAC, the cancellation of the CPAC Agreements and the transfer of the remaining Retained Intellectual Property to the Buyer, the prepayment of royalties under the CPAC Agreements, the cancellation of the related Agreement dated January 16, 1995 between Stanhome and CPAC, as amended, or the continuation in full force and effect of the License Agreement dated January 16, 1995 between Stanhome and CPAC and the transfer of the remaining Retained Intellectual Property to the Buyer at the expiration of the license term. Stanhome agrees to consult with the Buyer prior to entering into any agreement with respect to such transaction or transactions with CPAC. The Buyer and Stanhome also agree that, until the first anniversary of the Closing Date, Stanhome may discuss, negotiate and consummate a transaction or series of transactions with Stanlar after the date hereof with respect to the Stanlar Agreements and the Stanlar Marks, which transactions may include the sale of the Stanlar Marks to Stanlar, the cancellation of the Stanlar Agreements and the transfer of the remaining Retained Intellectual Property to the Buyer, the prepayment of royalties under the Stanlar Agreements, the cancellation of the Manufacturing and Distribution Agreement dated August 6, 1992 between Stanhome and Stanlar or the continuation in full force and effect of the Trademark License Agreement dated August 6, 1992 between Stanhome and Stanlar and the transfer of the remaining Retained Intellectual Property to the Buyer at the expiration of the license term. Stanhome agrees to consult with the Buyer prior to entering into any agreement with respect to such transaction or transactions with Stanlar. The Buyer and Stanhome agree that in the event that any of the transactions with CPAC or Stanlar described in the preceding sentences of this
          Section 4.4 are consummated prior to the Closing, this Agreement will be amended to permit Stanhome to transfer additional assets to the Buyer at Closing and make related changes to this Agreement.

                         (f) Stanhome and the Buyer acknowledge and agree that Stanhome's Trademark License Agreement with McFarlan Smith Limited (the "Trademark License Agreement") does not permit Stanhome to transfer, assign or sublicense the Trademark License Agreement or the rights thereunder which constitute a portion of the Assets without the consent of McFarlan Smith Limited. Stanhome agrees to use all reasonable efforts to secure consent to the transfer, assignment or sublicense of those rights prior to the Closing. If the consent to the transfer, assignment or sublicense of those rights is not obtained prior to the Closing, then Stanhome shall transfer those rights to the Buyer as soon as practicable after the Closing and shall use all reasonable efforts, including making any necessary filings with Governmental Entities, to prevent the denigration, dilution or infringement of the intellectual property licensed for use under and subject to the Trademark License Agreement until the transfer is consummated.

                    Section 4.5 Conduct of the Business. Stanhome agrees that, between the date of this Agreement and the Closing, except as (i) otherwise contemplated by this Agreement, (ii) set forth in Section 4.5 of the Disclosure Schedule or (iii) consented to by the Buyer in writing:

                    (a) Stanhome shall use all reasonable efforts to cause the business operations of the Group to be conducted in the Ordinary Course of Business and to preserve intact the Group's organization in all material respects, subject to certain rights to be granted to the Buyer pursuant to the Supply Agreement;

                    (b) Other than as part of or in connection with the Spanish Transfer, an Interim Distribution, the Italian Stock Transfer, the CPAC Transaction, the Stanlar Transaction, the provision of key employee incentives as described in Section 4.27 hereof or the dissolution or liquidation of the Liquidating Subsidiaries (as defined below), Stanhome shall not, and shall cause the Group Subsidiaries not to:

                                  (i)    sell, lease, transfer or
               otherwise dispose of any material tangible assets or property of any of the Group Subsidiaries, except in the Ordinary Course of Business, or waive or release any rights of material value related to the business of the Group, or cancel, compromise, release or assign any material debt or material claim of value relating to the business of the Group or indebtedness owed to any of the Group Subsidiaries or any claims held by any of the Group Subsidiaries, except in any such case in the Ordinary Course of Business;

                                  (ii)    mortgage, pledge or subject
               to any Lien any of the assets, property or income of any of the Group Subsidiaries outside of the Ordinary Course of Business;

                                  (iii)    make (or commit to make)
               capital expenditures on behalf of any of the Group
               Subsidiaries in an amount in excess of US$200,000, except in the Ordinary Course of Business;

                                  (iv)    assign, transfer or grant any
               licenses or sublicenses or other rights to use any of the Intellectual Property other than in the Ordinary Course of Business or enter into any material settlement regarding the breach or infringement of any Intellectual Property owned, used or licensed by any of the Group Subsidiaries, or modify any material existing rights with respect thereto outside of the Ordinary Course of Business;

                                  (v)    institute, settle or agree to
               settle any litigation, action or proceeding before any court or Governmental Entity involving any Group
               Subsidiary outside of the Ordinary Course of Business;

                                  (vi)    make any material purchase
               commitment for the business of the Group in excess of the normal requirements of the Group Subsidiaries or at any price materially in excess of the then current market price of the assets being purchased, or make any change in the selling, pricing, advertising, distribution, marketing, warranty or personnel practices of the Group, in each case outside of the Ordinary Course of Business;

                                  (vii)    incur (A) any indebtedness
               for money borrowed on behalf of the Group Subsidiaries in excess of US$500,000 in the aggregate or (B) any liability or obligation of any of the Group Subsidiaries, direct or indirect, whether accrued, absolute, contingent or otherwise, in excess of US$500,000 in the aggregate, except for indebtedness, liabilities and obligations arising in the Ordinary Course of Business;

                                  (viii)    assume, guarantee, endorse
               or otherwise become, on behalf of any of the Group Subsidiaries, responsible for the obligations of any other Person other than a Group Subsidiary in excess of US$20,000 or make any loans or advances to any Person other than a Group Subsidiary in excess of US$200,000 in each case except in the Ordinary Course of Business;

                                  (ix)    amend any of the
               Organizational Documents of any of the Group
               Subsidiaries;

                                  (x)    issue, pledge or otherwise
               encumber or sell any shares of capital stock of any of the Group Subsidiaries, or issue, sell or create any securities convertible into or exchangeable for, or options or other rights with respect to, or warrants to purchase or rights to subscribe to, any shares of capital stock of any of the Group Subsidiaries or enter into any agreement obligating it to do any of the foregoing;

                                  (xi)    declare, set aside, pay or
               make any dividend or other distribution with respect to capital stock of any of the Group Subsidiaries, whether payable in cash, stock or property or redeem any shares of capital stock of any of the Group Subsidiaries or make any other distributions with respect to capital stock of any of the Group Subsidiaries or the holders thereof payable in stock or property;

                                  (xii)    split, combine or reclassify
               any outstanding securities of any of the Group
               Subsidiaries;

                                  (xiii)    directly or indirectly,
               redeem, purchase or otherwise acquire any shares of capital stock of any of the Group Subsidiaries;

                                  (xiv)    enter into any collective
               bargaining agreements on behalf of any of the Group
               Subsidiaries;

                                  (xv)    enter into or terminate any
               other contracts to which any of the Group Subsidiaries is a party, other than contracts between Stanhome and any of the Group Subsidiaries, with respect to which the aggregate amount reasonably expected to be received or paid thereunder in the future exceeds US$200,000 (or is in excess of US$100,000 per annum);

                                  (xvi)    fail to use reasonable
               efforts to prevent any insurance policy naming a Group Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

                                  (xvii)    increase in any manner the
               compensation or fringe benefits (other than compensation increases made in the Ordinary Course of Business and related changes in fringe benefits) of any employees of a Group Subsidiary, or pay or agree to pay any pension or retirement allowance, life insurance premiums or other benefit payments not required by any existing written employment agreement or plan to any such employees of a Group Subsidiary, commit itself to or amend in any material respect, make material variations in or material waivers with respect to, any employment agreement or plan with or for the benefit of any employee of a Group Subsidiary institute or adopt any compensation or benefit program, plan or arrangement for employees of a Group Subsidiary, in any such case, other than as required in order to comply with any applicable law;

                                  (xviii)    enter into any supply,
               franchise, distribution, maintenance or preferred supplier agreement on behalf of any of the Group Subsidiaries with respect to which the aggregate amount reasonably expected to be received or paid thereunder in the future exceeds US$200,000 (or US$100,000 per annum);

                                  (xix)    establish new operations of
               any Group Subsidiary, including without limitation, establishing branch offices and representation offices and hiring employees at such offices;

                                  (xx)    agree to either any real or
               personal property Tax valuation in excess of 20% above the real or personal property Tax valuation, as last assessed, or any assessment in excess of US$100,000 with respect to real or personal property of any Group Subsidiary wherever located;

                                  (xxi)    institute any material
               change in accounting policies or procedures of any Group Subsidiary, except as required by law; or

                                  (xxii)    enter into an agreement or
               make any written commitment to take any of the types of actions described in paragraphs (i) through (xxi) above.

                    Section 4.6 Access to Information.

                    (a) Between the date of this Agreement and the Closing, Stanhome shall (i) give to the Buyer and its respective authorized representatives reasonable access to all books, records, offices and other facilities and properties of the Group, (ii) permit the Buyer to make such inspections thereof as the Buyer may reasonably request, including without limitation environmental assessments, and (iii) cause the officers of the Group to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of the Group as the Buyer may from time to time reasonably request. Any and all communications (whether oral or written) between the Buyer and any Group Subsidiary employee prior to the Closing (including without limitation for the purposes set forth in the first sentence of this Section 4.6 (a)) shall only occur after having been mutually agreed between John Dur for Stanhome and Jean-Yves Usunier for the Buyer. If any Group Subsidiary employee voluntarily terminates his or her employment with that Group Subsidiary as a result of a breach by the Buyer of the covenant contained in the immediately preceding sentence, then the termination of employment (whether voluntary or involuntary) of any Group Subsidiary employee shall not be deemed to constitute or contribute to a Material Adverse Effect.

                    (b) During the term described in Section 7.1 hereof, each of the Buyer and Stanhome agrees to grant to the other such reasonable access and inspection rights as are necessary, in the good faith judgment of the party requesting access, to ensure that it receives the full benefit of the transactions contemplated by this Agreement.

                    (c) All information concerning Stanhome or the Group furnished or provided by Stanhome or any of the Group Subsidiaries or their affiliates to the Buyer or its representatives (whether furnished before or after the date of this Agreement) shall be held subject to the Confidentiality Agreement dated June 12, 1997 by and between Stanhome and the Buyer (the "Confidentiality Agreement"). Notwithstanding anything to the contrary contained in this Agreement, neither Stanhome nor any of its affiliates shall have any obligation to make available or provide to the Buyer or its representatives a copy of any consolidated, combined or unitary Tax Return filed by Stanhome or any of its affiliates or any related materials, except to the extent that it relates solely to one or more of the Group Subsidiaries.

                    Section 4.7 Regulatory Compliance.

                    (a) The parties hereto shall make all necessary filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated hereby, including without limitation any required filings under applicable U.S. or foreign antitrust or trade regulation laws and regulations and the Exchange Act and the rules and regulations thereunder. In addition, the Buyer and Stanhome each will use all reasonable efforts, and will cooperate fully with each other, to (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) obtain promptly all approvals, permits, orders or other consents of any applicable governmental authorities necessary for the consummation of the transactions contemplated by this Agreement. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

                    (b) Subject to the Confidentiality Agreement, Stanhome and the Buyer will coordinate and cooperate with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking regulatory approvals and consents. Stanhome and the Buyer each agree to respond promptly to, and comply fully with, any request for additional information or documents under applicable U.S. or foreign antitrust or trade regulation laws or regulations and prior to Closing, Stanhome will cause the Group Subsidiaries to so respond and comply. Subject to the Confidentiality Agreement, Stanhome will provide the Buyer, and the Buyer will provide Stanhome, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of the staff of any Governmental Entity, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                    Section 4.8 Consents and Approvals;
          Consultations.

                    (a) The Buyer and Stanhome shall, and Stanhome shall cause each of the Group Subsidiaries and each of the other Sellers to, take reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Group Subsidiaries with respect to the transactions contemplated hereby (which actions shall include without limitation furnishing all information required in connection with approvals of or filings with any other Governmental Entity), if any, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed on any of them in connection with the transactions contemplated hereby. The Buyer and Stanhome shall, and Stanhome shall cause each of the Group Subsidiaries and each of the other Sellers to, take reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the Buyer, any Seller or any Group Subsidiary in connection with the transactions contemplated hereby, if any.

                    (b) Stanhome shall continue to receive, review and respond to the comments and suggestions of the French Comite d'Enterprise (Enterprise Committee) until the Closing.

                    Section 4.9 Further Assurances. Except as otherwise contemplated herein, prior to the Closing, Stanhome will use all reasonable efforts to transfer benefits to the Buyer or its assignee under any leases, licenses and other contracts, commitments and agreements which relate to the Group to which Stanhome or any affiliate of Stanhome (other than a Group Subsidiary) is a party, in all such cases on terms which are at least as favorable as those in effect on the date hereof. The Buyer agrees to facilitate the Spanish Transfer, the Italian Stock Transfer, the Transactions, if any, contemplated by
          Section 4.4(e) hereof and the dissolution or liquidation of the Liquidating Subsidiaries, whether the same occur before or after the Closing Date.

                    Section 4.10 Tax Refunds and Credits. The Buyer shall, within 10 days of receipt of any Tax refund or credit which is unrelated to the Tax position or Tax status of the Buyer or any other Transferees or their affiliates, relates to any Tax period beginning prior to the Closing Date and is received by or on behalf of the Buyer or any affiliate or successor thereto with respect to any of the Group Subsidiaries (a) for or attributable to any Tax period of any of the Group Subsidiaries ending on or prior to the Closing Date or (b) for or attributable to any period up to and including the Closing Date which is part of a Tax period of any of the Group Subsidiaries beginning prior to and ending after the Closing Date, pay the amount of such Tax refund or credit to Stanhome, net of Taxes and costs expended by the Buyer (including any interest thereon, net of taxes, or other addition thereto); provided, however, that the amount shall not be required to be paid by the Buyer to Stanhome under and in accordance with this first sentence of Section 4.10 unless and until the aggregate of such amounts total at least $20,000. If the amount of any such Tax refund or credit is applied against any other Tax liability of any of the Group Subsidiaries, the Buyer or any affiliate or successor thereto for Taxes for any Tax period, the Buyer shall, within 10 days of the date of such application, pay to Stanhome an amount equal to the amount of the Tax refund or credit (including any interest thereon or other addition thereto). The Buyer shall deliver with the payment to Stanhome a written explanation of the facts surrounding the Tax refund or credit and a copy of any related notice or statement received from the relevant Tax Authority. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed by final decision of a court of competent jurisdiction, Stanhome shall indemnify and hold harmless the Buyer for any Tax liability, including interest and penalties, assessed against Buyer by reason of the reduction or disallowance. The payment of any amount to Stanhome pursuant to this Section 4.10 shall be considered to be a Total Purchase Price adjustment.

                    Section 4.11 Tax Benefit. To the extent that any income, gain, loss, deduction, credit, refund or other Tax item of the Sellers or the Group Subsidiaries or any affiliate thereof which is unrelated to the Tax position or Tax status of the Buyer or any other Transferees or their affiliates is adjusted with respect to (a) any Tax period of Stanhome or the Group Subsidiaries ending on or prior to the Closing Date or (b) that portion of any Tax period up through the Closing Date which is part of a Tax period of Stanhome or the Group Subsidiaries beginning before and ending after the Closing Date, which results in a Tax Benefit (as defined below) to the Buyer or any successor of the Buyer or affiliate of the Buyer or any such successor (the "Benefit Party"), the Buyer or its successor will, within 10 days of the realization of such benefit by the Benefit Party, pay the amount of the Tax Benefit, net of Taxes and costs expended by the Buyer, to Stanhome. To the extent that the Buyer pays the amount of any Tax Benefit to the Sellers and such Tax Benefit is subsequently reduced or disallowed by the final decision of a court of competent jurisdiction, Stanhome shall pay the amount of the reduced or disallowed Tax Benefit plus interest and penalties, if any, to the Buyer to the extent previously paid to Stanhome. "Tax Benefit" means the amount determined in good faith by the Buyer and Stanhome to reasonably estimate the actual aggregate net Tax benefit realized by the Benefit Party, assuming the highest marginal income Tax rate imposed on corporations at the time such determination is made.

                    Section 4.12 Taxes for Short Taxable Year. For purposes of Sections 4.10 and 4.11 hereof, whenever it is necessary to determine the liability for Taxes of Stanhome or the Group Subsidiaries for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of Stanhome and the Group Subsidiaries for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that Stanhome and the Group Subsidiaries had a taxable year which ended at the close of the Closing Date and that the published tax rate in each relevant jurisdiction on the Closing Date is the effective tax rate for each portion of the year or period, except that exemptions, allowances or deduction that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                    Section 4.13 Record Maintenance. The Buyer shall not dispose of any records relating to Taxes paid or payable by any of the Group Subsidiaries with respect to Tax periods beginning prior to the Closing Date (including, but not limited to Tax Returns, reports, books, records, financial data, receipts, notices, assessments, reassessments, earnings and profits data and workpapers) prior to the later of (a) the expiration of the applicable statute of limitations or (b) the final resolution of all litigation initiated prior to the expiration of the applicable statute of limitations relating to Taxes paid or payable by or with respect to any of the Group Subsidiaries for any Tax period ending on or prior to the Closing Date.

                    Section 4.14 Tax Returns. Stanhome shall be solely responsible for, and shall have the exclusive right in respect of, the preparation and filing, on a timely basis, of all necessary Tax Returns for Tax periods of each of the Group Subsidiaries ending on or prior to the Closing Date. Such Tax Returns shall be filed on a basis consistent with each such Group Subsidiary's past practice in filing its Tax Returns. The Buyer shall cooperate with Stanhome in the preparation and filing of any such Tax Returns as provided for in Section 4.16 hereof, and Stanhome shall provide the Buyer with a copy of any Tax Return so filed by Stanhome. Stanhome shall be solely responsible for, and shall have the exclusive right in respect of the preparation and filing of any amended Tax Return and/or refund claim relating to any Tax period of any of the Group Subsidiaries ending on or prior to the Closing Date. Unless Stanhome's written consent is first obtained, the Buyer agrees to refrain from any action which would in any way alter the balance of Taxes owing or Tax refunds or credits obtainable with respect to (a) any Tax period of any of the Group Subsidiaries ending on or prior to the Closing Date or (b) in the case of Tax refunds or credits, any period up to and including the Closing Date which is part of a Tax period of any of the Group Subsidiaries beginning prior to and ending after the Closing Date. Notwithstanding the foregoing, Stanhome (i) shall consult with the Buyer with respect to the resolution of any Tax issue that would adversely affect the Buyer with respect to Tax periods subject to such proceeding or any other taxable periods ending on or after the Closing Date (including, but not limited to, any such resolution that would result in the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reductions of loss or credit carryforwards to the Buyer or any of the Group Subsidiaries) and (ii) shall not settle any such issue or file any amended Tax Return relating to such issue without the consent of the Buyer, which consent shall not be unreasonably withheld.

                    Section 4.15 Tax Contests. Stanhome shall have the exclusive right to control, conduct and/or represent the interests of all affected parties hereto in any audit, to initiate any claim for a Tax refund, to contest, resolve and defend against any determination, assessment, reassessment, notice of deficiency or other adjustment or proposed adjustment of Taxes (including the right to agree to any determination, assessment, reassessment, deficiency or settlement of any of the foregoing items) relating to any Tax Return filed with respect to any of the Group Subsidiaries for any Tax period ending on or prior to the Closing Date; provided, however, that Stanhome shall use its reasonable efforts to exercise its rights under this
          Section 4.15 in a manner which proscribes or limits any foreseen potential damage or detriment to the Buyer and will use reasonable efforts to consult with the Buyer to avoid such damage or detriment. The Buyer covenants and agrees to execute and deliver (or to cause each of the Group Subsidiaries to execute and deliver) to Stanhome, promptly upon request, such powers of attorney as may be reasonably necessary to authorize Stanhome to extend statutes of limitations, receive Tax refunds, defend assessments, reassessments or notices of deficiency and take such other actions that Stanhome may reasonably consider to be appropriate or helpful to contest any audit or claim any Tax refund and shall not take any action inconsistent with the authority granted to Stanhome hereunder. Further, the Buyer shall promptly forward to Stanhome any notice of any pending or threatened audit or other proceeding that may affect Stanhome's liability for Taxes.

                    Section 4.16 Tax Cooperation. The Buyer shall cooperate, and cause each of the Group Subsidiaries to cooperate, with Stanhome in the filing of any Tax Return (including without limitation the provision of all information and data, and execution of all powers of attorney and Tax forms and documents requested by Stanhome in connection with Tax Returns contemplated by Section
          4.14 hereof), amendment thereto or consent contemplated by this Agreement, the Disclosure Schedule or any schedule or exhibit hereto with respect to Tax periods beginning prior to the Closing Date and shall take such other action as Stanhome may reasonably request, including without limitation:

                    (a) providing data for the preparation of any original or amended Tax Returns;

                    (b) cooperating in any audit and providing reasonable access to the Buyer's Tax personnel;

                    (c) filing protests or otherwise contesting any audit, including the filing of petitions for redetermination or prosecuting actions for refund in any court and pursuing the appeal of any such actions;

                    (d) providing information and data required by Stanhome and its affiliates to compute their foreign Tax credits (including without limitation U.S. federal income Tax foreign Tax credits), including without limitation the delivery by the Buyer to Stanhome of certified copies of all receipts in the Buyer's or its affiliates' possession (or obtainable by the Buyer or its affiliates) for any Taxes with respect to which Stanhome or any of its affiliates could claim a foreign Tax credit, and any other documentation in the Buyer's or its affiliates' possession (or obtainable by the Buyer or its affiliates) that is required by Stanhome in connection with Stanhome or its affiliates claiming or supporting a claim for such foreign Tax credits, promptly following a request by Stanhome for such receipts or documentation or payment of any such Taxes by the Buyer or any affiliate of the Buyer; and

                    (e) providing books, records, documentation or other information relating to any Tax Return until the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof), providing additional information and explanation of material provided hereunder and using the Buyer's commercially reasonable efforts to obtain any documentation from a governmental authority or third party that may be necessary or helpful in connection with the foregoing.

                    Section 4.17 Resolution of Certain Conflicts. In the event that the Buyer and Stanhome cannot agree on the calculation of the amount of any liability for Taxes (including liability for indemnification concerning Taxes) or entitlement to Tax credits or refunds hereunder, the Buyer and Stanhome shall engage an internationally recognized independent public accounting firm, reasonably acceptable to each party, to make such calculation, and the decision of such firm will be conclusive and binding on both parties. The cost of such engagement will be borne solely by the party that does not prevail in substantial part (in the determination of the public accounting firm so engaged); provided, however, that if the public accounting firm determines that neither party prevailed in substantial part, the cost of such engagement shall be shared equally by the Buyer and Stanhome.

                    Section 4.18 Transfer Taxes. The Buyer and
          Stanhome each shall be responsible for 50% all sales, use, transfer, transfer gains, recording, ad valorem, stamp, notarial and any similar Tax arising out of, in connection with or attributable to the transactions consummated pursuant to this Agreement.

                    Section 4.19 Tax Allocations. No Group
          Subsidiary is a party to any Tax sharing or Tax allocation agreement, except as provided herein. Stanhome and Buyer shall allocate the portion of the Total Purchase Price for the Group Subsidiary Sale Shares as set forth in Schedule VII hereto. Stanhome and the Buyer each further agree to report the transactions contemplated by this Agreement in a manner consistent with the foregoing for all Tax purposes, and the Buyer shall file all Tax forms requested by Stanhome in connection therewith.

                    Section 4.20 All Reasonable Efforts. The parties hereto agree to use all reasonable efforts to effect the Closing and otherwise consummate the transactions contemplated hereby.

                    Section 4.21 Acquisition Proposals. Stanhome agrees that Stanhome, the Group Subsidiaries, their respective officers and directors and any Qualifying Holders shall not, and Stanhome and the Group Subsidiaries shall direct and shall use their reasonable efforts to cause their respective employees, agents and representatives (including without limitation, any investment banker, attorney or accountant retained by Stanhome and the Group Subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation, management buy-out or similar transaction involving, or any sale or purchase of all or any significant portion of the assets or equity securities of, any of the Group Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person in furtherance of an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or consummate an Acquisition Proposal. Stanhome will and will cause the Group Subsidiaries to immediately cease and cause to be terminated any exiting activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided, however, that notwithstanding anything contained in this Agreement shall prevent Stanhome and the Group Subsidiaries or their respective Boards of Directors, directly or through representatives or agents on behalf of such Boards of Directors, from approving an unsolicited Acquisition Proposal, if and only to the extent that such Acquisition Proposal would, if consummated, result in a transaction that would, in the good faith judgment of any of such Boards of Directors, result in a transaction more favorable to the stockholders of Stanhome or such Group Subsidiary from a financial point of view than the transactions contemplated by this Agreement. Stanhome will notify the Buyer promptly, but in any event within 48 hours, if any Person makes an Acquisition Proposal.

                    Section 4.22 Publicity. Except as required by applicable law or by the regulations of a recognized stock exchange, for so long as this Agreement is in effect, no announcement or notice in respect of this Agreement or the transactions contemplated hereby shall be made by either party hereto without the prior consent of the other. To the extent practicable, Stanhome and the Buyer shall consult with each other prior to issuing any press releases or other public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any securities exchange with respect thereto.

                    Section 4.23 Trade Payables, Royalties, Fees and Intercompany Payables. The Buyer agrees to pay when due to Stanhome and its affiliates in the Ordinary Course of Business any trade payable, royalty, technical services fee and intercompany payable owed by any Group Subsidiary to Stanhome or its affiliates (including without limitation any trade payables owed to Cosmhogar S.A. and Stanhome European Development Center, S.A.) which trade payable, royalty, technical services fee or intercompany payable was incurred prior to the Closing Date. Stanhome and the Buyer acknowledge that such trade payables, royalties, technical services fees and intercompany payables are not reflected in the Total Purchase Price and are not subject to any set-off.

                    Section 4.24 Subsidiary Cash Amount. At the
          Closing Date, Stanhome will cause the Group Subsidiaries to hold an amount of cash and cash equivalents (including the Common Stock currently owned of record by any Group Subsidiary as of the Closing Date), net of bank debt equal to or in excess of the Subsidiary Cash Amount plus the amount of unpaid taxes relating to any Interim Distribution to Stanhome, the Spanish Transfer and the Italian Stock Transfer.

                    Section 4.25 Releases. Stanhome agrees to use its reasonable efforts to obtain, prior to the Closing, releases, in form and substance satisfactory to Stanhome, of all guarantees issued by Stanhome of any liability or other obligation of any Group Subsidiary.

                    Section 4.26 Terminations of Agreements.
          Stanhome agrees to use its reasonable efforts to terminate, prior to the Closing, (i) all contracts between it and any of the Group Subsidiaries and (ii) the indemnity agreement dated June 22, 1995 between Stanhome and Ian Talbot.

                    Section 4.27 Importance of Stanhome Dealers; Key Employee Incentives. Stanhome and the Buyer each (a) acknowledge the importance and value of the Group's sales force in the countries in which the Group Subsidiaries conduct operations and (b) agree to work diligently to preserve the Group's sales force intact between the date hereof and the Closing. In this connection, the Buyer agrees that Stanhome may provide to certain key employees of the Group Subsidiaries additional incentives in the form of "stay bonuses" and enhanced severance, in forms and amounts to be determined by Stanhome, in consultation with the Buyer, prior to the Closing. The Buyer shall be notified of the nature, existence and extent of these additional incentives on or prior to the date which is two days prior to the Closing.

                    Section 4.28 Covenant not to Compete. For a period of two years from and after the Closing Date, Stanhome will not engage directly or indirectly in any direct selling business that sells products currently sold by the Group (excluding giftware and collectibles) in any country in which the Group conducts business as of the date hereof (the "Restricted Activities"). Stanhome shall not be deemed to be engaging in a Restricted Activity solely by reason of its ownership of less than 5% of the outstanding stock of any publicly traded corporation. For a period of two years from and after the Closing Date, Stanhome will not directly or indirectly hire, solicit or attempt to hire or solicit any Group Subsidiary employee or sales force member. If the final judgment of a court of competent jurisdiction declares that any term or provision of this letter is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                    Section 4.29 Liquidating Subsidiaries. Stanhome and the Buyer acknowledge that Nuova Lunaria S.r.l., Stanhome Trading Company d.o.o. Ljubljana and Stanhome Financial ATC Limited, each of which is a Group Subsidiary (the "Liquidating Subsidiaries"), are currently in liquidation. Stanhome agrees to continue, at Stanhome's cost, to control, conduct and direct the liquidation process with respect to each Liquidating Subsidiary (including without limitation the termination of any and all contracts and the conclusion of any necessary or desirable legal proceeding) from and after the Closing until that process is complete. Stanhome also agrees to hold the Buyer harmless against and in respect of any loss, liability, damage, deficiency, cost and expense which may be incurred or sustained by the Buyer as a result of any and all actions taken by Stanhome in accordance with this Section 4.29.

                    Section 4.30 Liabilities for Inadequate
          Reserves. In connection with Stanhome's representation set forth in the last sentence of Section 2.10 hereof, the Buyer agrees to (a) give to Stanhome and its respective authorized representatives reasonable access to all books, records, offices and other facilities and properties of the Group for the purpose of, among other things, assessing the inadequacy of the aggregate reserves, (b) continue to retain the same counsel or accountant used by Stanhome on each proceeding or matter covered unless and until the proceeding or matter has been completed or resolved or Stanhome has consented to the replacement of such counsel or accountant and (c) not to consent to entry of any judgment or enter into any settlement without the written consent of Stanhome, which will not be unreasonably withheld.

                    Section 4.31 Distribution Facilities. Stanhome agrees to make available to the Buyer, free of rent, the use of such an amount of space in the distribution facility currently used by the Group in Barcelona, Spain as is necessary to permit the Buyer to use the facility as it is currently being used by the Group. Stanhome agrees to continue to make such space available until the earlier to occur of the expiration of the Supply Agreement and cessation of the Buyer's activity use of such facility as its product distribution center.

                              ARTICLE V

              CONDITIONS TO OBLIGATIONS OF THE PARTIES

                    Section 5.1 Conditions to Each Party's
          Obligation. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

                    (a) any waiting periods applicable to the transactions contemplated by this Agreement under applicable U.S. and foreign antitrust or trade regulation laws and regulations shall have expired or been terminated, and all governmental authorizations or approvals required in connection with the transactions contemplated by this Agreement shall have been obtained or given, other than authorizations and approvals which, if not obtained or given, would not: (i) in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (ii) result in the imposition of a fine or charge against Stanhome or the Buyer in excess of $200,000 or criminal charges against Stanhome or the Buyer or their respective directors or officers; or (iii) prohibit consummation of the transactions contemplated hereby;

                    (b) no statute, rule or regulation is in force or shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby or which would have a Material Adverse Effect;

                    (c) there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                    (d) all procedural and substantive legal requirements necessary for the consummation of the transactions contemplated hereby under the laws of each jurisdiction in which Stanhome, to the extent of the Group's operations, or any Group Subsidiary is organized as the same are set forth in Schedule IV hereto have been satisfied in full; and

                    (e) the Escrow Agreement shall have been executed and delivered by the parties thereto.

                    Section 5.2 Conditions to Obligations of
          Stanhome. The obligations of Stanhome to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                    (a) the representations and warranties of the Buyer contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as if made at and as of such time, except for (i) changes permitted or contemplated hereby, (ii) representations which are as of a specific date and (iii) failures to be true and correct which (in the aggregate), without giving effect to any qualifications and exceptions contained therein relating to materiality or material adverse effect, would not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby;

                    (b) the Buyer shall have performed in all material respects each of its agreements under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof, and Stanhome shall have received a certificate from the Buyer signed by an authorized officer of the Buyer, dated the Closing Date, certifying that the conditions contained in both this paragraph (b) and paragraph (a) of this Section 5.2 have been satisfied;

                    (c) Stanhome shall have received a certificate from each Transferee other than the Buyer to the effect that (i) such Transferee has the power and authority to carry out the transactions contemplated to be carried out by it hereby, (ii) there is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of such Transferee, threatened against or involving such Transferee which in any manner seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby, nor is there any basis for any such claim, action, suit, inquiry, proceeding or investigation, (iii) such Transferee is not subject to any order, writ, injunction or decree which, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the ability of the Transferee to consummate the transactions contemplated hereby and (iv) such Transferee makes representations substantially identical to those made by the Buyer in Section 3.5 hereof; and

                    (d) the Supply Agreement shall have been executed and delivered by the parties thereto.

                    Section 5.3 Conditions to Obligations of the
          Buyer. The obligations of the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                    (a) the representations and warranties of Stanhome contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as if made at and as of such time, except for (i) changes permitted or contemplated hereby, (ii) representations which are as of a specific date and (iii) failures to be true and correct which (in the aggregate), without giving effect to any qualifications and exceptions contained therein relating to materiality or Material Adverse Effect would not reasonably be expected to have a Material Adverse Effect;

                    (b) Stanhome shall have performed in all material respects each of its agreements under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof, and Buyer shall have received a certificate from Stanhome, dated the Closing Date, signed by an authorized officer of Stanhome certifying that the conditions contained in both this paragraph (b) and paragraph (a) of this Section 5.3 have been satisfied; and

                    (c) Stanhome shall have obtained signed
          resignation letters from all of the directors whose names are set forth on Schedule IV.

                             ARTICLE VI

                             TERMINATION

                    Section 6.1 Termination. This Agreement may be terminated prior to the Closing and the transactions contemplated hereby thereupon may be abandoned:

                    (a) at any time, by mutual written consent of Stanhome and the Buyer; or

                    (b) by the Buyer, if (i) there has been a violation or breach by Stanhome of any one or more of the agreements, representations, warranties or covenants contained in this Agreement, the Buyer has previously given Stanhome reasonable written notice thereof and such violation or breach (or the aggregate of all such violations or breaches), without giving effect to any qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would reasonably be expected to have a Material Adverse Effect, unless Stanhome has informed the Buyer that any such violation or breach is cured to the reasonable satisfaction of the Buyer on or before the Closing Date with the effect that the aggregate of such violations or breaches would no longer be reasonably expected to have a Material Adverse Effect or (ii) any condition to the obligations of the Buyer set forth in Section 5.1(a), (b),
          (c) or (d) or Section 5.3(c) hereof has (in the good faith judgment of the Board of Directors of the Buyer or on advice of Stanhome) become impossible to fulfill; or

                    (c) by Stanhome, if (i) there has been a violation or breach by the Buyer of any one or more of the agreements, representations, warranties or covenants contained in this Agreement, Stanhome has previously given the Buyer reasonable written notice thereof and such violation or breach (or the aggregate of all such violations or breaches), without giving effect to any qualifications and exceptions contained therein relating to materiality or material adverse effect, would reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby, unless the Buyer has informed Stanhome that any such violation or breach is cured to the reasonable satisfaction of Stanhome on or before the Closing Date with the effect that the aggregate of such violations or breaches would no longer be reasonably expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby or (ii) any condition to the obligations of Stanhome set forth in Section 5.1(a), (b), (c) or (d) or Section 5.2(c) has (in the good faith judgment of the Board of Directors of Stanhome or on advice of the Buyer) become impossible to fulfill; or

                    (d) by either the Buyer or Stanhome, if through no fault of the party seeking termination the Closing shall not have occurred on or prior to February 1, 1998.

                    Section 6.2 Procedure for and Effect of
          Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given by the party so terminating to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated pursuant to
          Section 6.1 hereof:

                    (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with
          Section 4.6(c) hereof;

                    (b) all filings, applications and other
          submissions made pursuant hereto shall, at the option of Stanhome and to the extent practicable, be withdrawn from the agency or other entity to which they were made; and

                    (c) there shall be no liability or obligation hereunder on the part of Stanhome or the Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Stanhome or the Buyer, as the case may be, may have liability to the other party if the basis of termination is a willful or reckless material breach by Stanhome or the Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section
          6.2 and Sections 4.22, 8.2, 8.3, 8.6 and 8.7 hereof, and the obligation to treat information in a confidential manner as set forth in Section 4.6(c) hereof, shall survive any such termination.

                             ARTICLE VII

                    SURVIVAL AND INDEMNIFICATION

                    Section 7.1 Survival. The representations and warranties contained in Section 2.21 of this Agreement shall survive the Closing until the expiration of the applicable statute of limitations. All other representations and warranties contained in this Agreement shall survive the Closing only until the close of business (Boston time) on the date which is three years after the date of the Closing. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms impliedly or expressly contemplates performance after the Closing.

                    Section 7.2 Indemnification.

                    (a) Stanhome agrees to indemnify and hold harmless the Buyer and its subsidiaries and affiliates and their respective officers, directors, employees and agents against and in respect of any loss, liability, damage, deficiency, cost and expense (collectively, "Losses") incurred or sustained by any of them as a result of (i) any breach by Stanhome of this Agreement discovered after the Closing, including the representations, warranties and covenants contained herein or in any of the Additional Stanhome Documents or (ii) any purported termination of this Agreement by Stanhome not provided for in Section 6.1 hereof; provided, however, that no indemnification shall be available under Section 7.2(a)(i) for any actions taken by the Buyer or the Group Subsidiaries after the Closing, including without limitation any change by the Buyer or the Group Subsidiaries in any use of any Intellectual Property from the use of such Intellectual Property made by Stanhome or the Group Subsidiaries prior to the Closing. No investigation made by the Buyer or any other Person shall affect any representation or warranty of Stanhome contained in this Agreement or the indemnification obligation of Stanhome set forth in this
          Article VII.

                    (b) The Buyer agrees to indemnify and hold harmless Stanhome and its subsidiaries and affiliates and their respective officers, directors, employees and agents against and in respect of any Losses incurred or sustained by any of them as a result of (i) any breach by the Buyer of this Agreement discovered after the Closing, including the representations, warranties and covenants contained herein or in any of the Additional Buyer's Documents, (ii) any purported termination of this Agreement by the Buyer not provided for in Section 6.1 hereof or (iii) any statutory indemnities or severance payments arising from employee terminations occurring at or after the Closing Date, other than statutory indemnities or severance payments that would give rise to Losses payable by Stanhome under Section 7.2(a) hereof. No investigation made by Stanhome or any other Person shall affect any representation or warranty of the Buyer contained in this Agreement or the indemnification obligations of the Buyer set forth in this Article VII.

                    (c) No party shall be entitled to make any claim for indemnification under this Article VII on account of any representation, warranty or covenant contained herein after the date on which the same ceases to survive pursuant to Section 7.1 hereof; provided, however, that if prior to such date, the Indemnitor (as hereinafter defined) shall have received written notice of a claim or event in accordance with Section 7.3 hereof, such claim or event, if diligently pursued, shall continue as a basis for indemnity until it is finally resolved.

                    (d) Stanhome shall not be required to indemnify the Buyer (and the other Indemnitees (as defined below) set forth in Section 7.2(a) hereof) under Section 7.2(a) hereof (i) for aggregate Losses in excess of FF125,000,000 and (ii) unless and until the aggregate Losses for which indemnification would otherwise be due under Section 7.2(a) hereof exceeds FF2,500,000, in which case Stanhome shall be responsible for the total amount of such Losses.

                    (e) Recovery under this Article VII for Losses shall be limited to the amount of actual Losses sustained by the Indemnitee, net of (i) any insurance proceeds recovered by the Indemnitee under its insurance policies,
          (ii) any reserves expressly provided therefor on the date hereof and (iii) any Tax benefits realized by the Indemnitee in connection therewith. The Indemnitee shall use reasonable efforts to recover insurance proceeds under any applicable policy, and to realize any applicable Tax benefits, for any Losses sustained by the Indemnitee.

                    Section 7.3 Procedure for Indemnification.

                    (a) Any Person or entity entitled to assert a claim for indemnification under this Agreement (the "Indemnitee") shall give prompt written notice to the indemnifying party (the "Indemnitor") of any claim or event known to it which does or may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnitor; provided that the failure of any Indemnitee to give notice as provided in this Section 7.3 shall not relieve the Indemnitor of its obligations under this Article VII, except to the extent that such failure has materially and adversely affected the rights of the Indemnitor. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (a "Third- party Claim"), the Indemnitee shall also give the Indemnitor copies of any written claims, process or legal pleadings with respect to such Third-party Claim promptly after such documents are received by the Indemnitee.

                    (b) An Indemnitor may elect to compromise or defend, at such Indemnitor's own expense and by such Indemnitor's own counsel, any Third- party Claim. If an Indemnitor elects to compromise or defend a Third-party Claim, it shall, within 30 days of its receipt of the notice provided pursuant to Section 7.3(a) hereof (or sooner, if the nature of such Third- party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-party Claim. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third-party Claim, such Indemnitor shall not be liable to such Indemnitee under this Article VII for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Indemnitee if, in the opinion of counsel to the Indemnitee, delivered to the Indemnitor in writing, a conflict of interest between such Indemnitee and such Indemnitor exists in respect of such claim, and in that event, the fees and expenses of such separate counsel shall be paid by such Indemnitor. If an Indemnitor elects not to compromise or defend against a Third-party Claim, or fails to notify an Indemnitee of its election as provided in this Section 7.3, such Indemnitee may pay, compromise or defend such Third-party Claim on behalf of and for the account and risk of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-party Claim.

                    (c) If the amount of any Losses shall, at any time subsequent to payment by any Indemnitor to any Indemnitee pursuant to this Article VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnitor.

                    (d) For purposes of calculating or otherwise determining amounts payable under this Article VII which are not payable under the Escrow Agreement and are stated in currencies other than U.S. dollars, components of any such amounts shall be converted to U.S. dollars using the average U.S. dollar equivalent spot rate for such currencies over the two business days for which such rates are published in the Eastern United States edition of The Wall Street Journal on the day which is two days prior to the relevant payment date.

                            ARTICLE VIII

                         GENERAL PROVISIONS

                    Section 8.1 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                    Section 8.2 Expenses. Except as set forth herein, whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, accountants and consultants.

                    Section 8.3 Broker's and Finder's Fees. Stanhome hereby represents and warrants to the Buyer with respect to Stanhome and each Group Subsidiary, and the Buyer hereby represents and warrants to Stanhome with respect to the Buyer, that no Person or entity is entitled to receive from Stanhome or any Group Subsidiary, on the one hand, or from the Buyer, on the other hand, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby, except for an investment banking fee payable by Stanhome to Stanhome's investment banker in connection with this Agreement and the transactions contemplated hereby, as previously disclosed by Stanhome to the Buyer in writing and except for an investment banking fee payable by the Buyer to the Buyer's investment banker in connection with this Agreement and the transactions contemplated hereby, as previously disclosed by the Buyer to Stanhome in writing.

                    Section 8.4 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (if confirmed) or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, as specified below):

                    (a) If to Stanhome:

                        Stanhome Inc.
                        333 Western Avenue
                        Westfield, Massachusetts  01085
                        United States of America
                        Attention:  Bruce H. Wyatt, Esq.
                        Facsimile No.:  (413) 572-0055

                        With a copy to:

                        Skadden, Arps, Slate, Meagher & Flom  LLP
                        One Beacon Street
                        Boston, Massachusetts  02108
                        United States of America
                        Attention:  Louis A. Goodman, Esq.
                        Facsimile No.:  (617) 573-4822

                    (b) If to the Buyer:

                        Laboratoires de Biologie Vegetale Yves Rocher S.A. No. 3, allee de Grenelle
                        92444 Issy-les-Moulineaux
                        France
                        Attention:  FranCois Bompard
                        Facsimile No.:  331-41-08-5878

                        With a copy to:

                        Sullivan & Cromwell
                        No. 8, Place Vendome
                        75001, Paris
                        France
                        Attention:  Pierre Servan-Schreiber
                        Facsimile No.:  331-44-50-6060

          The address of a party for the purposes of this Section
          8.4 may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

                    Section 8.5 Entire Agreement; Binding Effect. This Agreement and the agreements, documents and other instruments referred to herein (a) constitute the entire agreement, and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (provided that the Confidentiality Agreement shall survive the execution of this Agreement) and (b) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the Buyer may assign its right to receive and own of record Group Subsidiary Sale Shares, but not its other rights and obligations hereunder, to other Transferees as necessary to comply with applicable law.

                    Section 8.6 Applicable Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

                    Section 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as set forth in this
          Section 8.7. Stanhome and the Buyer hereby acknowledge and agree that the Qualifying Holders and the Transferees make no representations or warranties, and provide no indemnification, to Stanhome or the Buyer herein or otherwise in connection with the transactions contemplated hereby.

                    Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    Section 8.9 Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural. The word "or" shall not be deemed exclusive.

                    Section 8.10 Severability. In case any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal or unenforceable by a competent court in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions, or of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.


                    IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.

                                  STANHOME INC.,
                                  on its own behalf and as
                                  representative and
                                  attorney-in-fact for
                                  the Qualifying Holders

                                  By:  /s/Allan G. Keirstead
                                       _____________________________
                                       Name:  Allan G. Keirstead
                                       Title: Executive Vice President
                                              and Chief Administrative
                                              and Financial Officer

                                  LABORATOIRES DE BIOLOGIE
                                  VEGETALE YVES ROCHER S.A.

                                  By:  /s/Jean-Christian Fandeux
                                       _________________________________
                                       Name:  Jean-Christian Fandeux
                                       Title: President du Directoire

    Executed in London, England this 24th day of November, 1997.


                                 SCHEDULE I

        GROUP SUBSIDIARIES/HOLDERS OF GROUP SUBSIDIARY CAPITAL STOCK

 Name of Group Subsidiary   Name of Holder        Number and Kind of
                                                  Shares of Capital Stock Held

 Nuova Lunaria S.r.l.       Stanhome S.p.A.       99,000 quotas, par value
   (Italy)                                        200,000 Lire per quota

                            John J. Dur           1 quota, par value
                                                  200,000 Lire per quota

 Stanhome S.A. (France)     Stanhome Inc.         19,988 shares, par value
                                                  100 Francs per share

                            John J. Dur           2 shares

                            Elisabeth Boujenah    2 shares

                            Allan G. Keirstead    2 shares

                            Mark A. Peterson      2 shares
                            John W. Rogers        2 shares

                            Michael S. Young      2 shares

 Stanhome de Colombia       Stanhome Capital,     458,356 quotas, par
 Ltda. (Colombia)           Inc.                  value Col. Peso 1,000
                                                  per quota

                            Stanhome Worldwide    1 quota
                            Direct Selling
                            Group, Inc.

 Stanhome de Mexico, S.A.   Stanhome Inc.         124,997 registered
 de C.V. (Mexico)                                 shares, par value 100
                                                  Pesos per registered
                                                  share

                            Allan G. Keirstead    1 registered share
                            Bruce H. Wyatt        1 registered share

                            John J. Dur           1 registered share

 Stanhome Panamericana,     Stanhome Inc.         164,350 shares, par
 C.A. (Venezuela)                                 value Bs. 100 per share

 Stanhome S.p.A. (Italy)    Stanhome Inc.         28,650 shares, par value
                                                  100,000 Lire per share

                            Stanhome Capital,     1,350 shares
                            Inc.

 Stanhome Trading Company   Stanhome S.p.A.       25,616,797.76 shares,
 d.o.o., Ljubljana                                par value SIT 1 per
 (Slovenia)                                       share

                            Stanhome Capital,     202.24 shares
                            Inc.

 Stanhome, S.A. (Spain)     Stanhome Inc.         209,998 bearer shares,
                                                  par value 1,000 Ptas.
                                                  per bearer share

                            Stanhome Capital,     1 bearer share
                            Inc.

                            Stanhome West         1 bearer share
                            Germany Limited

 Stanhome Financial ATC     Stanhome, S.p.A.      16,372,500 "A" Ordinary
 Limited (Ireland)                                Shares, par value ITL 1
                                                  per share 1 Ordinary Share,
                                                  par value 1RPOUND 1 per
                                                  share

                            Stanhome Capital Inc. 1 Ordinary Share

 Stanhome, C.A.             Stanhome Inc.         100 shares, par value
 (Venezuela)                                      Bs. 100 per share

                            Stanhome Pan-         20,000 per share
                            americana, C.A.



                                SCHEDULE II

                         CERTAIN ASSETS TO BE SOLD

          Trademark License Agreement dated December 12, 1989 between MacFarlan Smith Limited and Stanhome Inc., and amendments of May 15, 1992 and November 16, 1993(1).

          Manufacturing and Distribution Agreement dated December 1, 1990 between Stanhome Inc. and Associated Manufacturers Limited (Jamaica)

          Standard Distribution Agreement dated as of June 5, 1990 between Stanhome Inc. and CP Young and Active Traders Ltd. (Cyprus)

          Distribution Agreement dated January 1, 1994 between Stanhome Inc. and STANLAR - Sociedade Tecnica de Artigos Novos para o Lar, Lda (Portugal)

          Agreement dated December 29, 1979 between Stanley Home Products, Inc. and Tonina, Ltd. (Trinidad)

          Agreement dated as of August 11, 1982 between Stanhome Inc. and Chauyjuljit Co., Ltd. (Thailand)

          Standard Distribution Agreement dated as of May 1, 1997 between Stanhome Inc. and Net Global d.o.o. (Slovenia)


          _________________
          1 To be separated by geographical region, which requires a contract amendment.


                                SCHEDULE III

                        GROUP SUBSIDIARY SALE SHARES

 Name of Group              Name of Seller        Number and Kind of   Name of
 Subsidiary                                       Shares of Capital    Trans-
                                                  Stock Held           feree

 Nuova Lunaria S.r.l.       John J. Dur           1 quota, par value
 (Italy)                                          200,000 Lire per
                                                  quota

 Stanhome S.A.              Stanhome Inc.         19,988 shares,
 (France)                                         par value 100
                                                  Francs per share

                            John J. Dur           2 shares

                            Elisabeth Boujenah    2 shares

                            Allan G.  Keirstead   2 shares

                            Mark A. Peterson      2 shares

                            John W. Rogers        2 shares

                            Michael S. Young      2 shares

 Stanhome de Colombia       Stanhome Capital,     458,356 quotas,
 Ltda. (Colombia)           Inc.                  par Value Col.
                                                  Peso 1,000
                                                  per quota

                            Stanhome Worldwide    1 quota
                            Direct Selling
                            Group, Inc.

 Stanhome de Mexico,        Stanhome Inc.         124,997
 S.A. de C.V.                                     registered shares,
 (Mexico)                                         par value 100
                                                  Pesos per
                                                  registered share

                            Allan G. Keirstead    1 registered share

                            Bruce H. Wyatt        1 registered share

                            John J. Dur           1 registered share

 Stanhome Panamericana,     Stanhome Inc.         164,350 shares, par
 C.A. (Venezuela)                                 value Bs. 100 per
                                                  share

 Stanhome S.p.A.            Stanhome Inc.         28,650 shares, par
 (Italy)                                          value 100,000 Lire
                                                  per share

                            Stanhome Capital,     1,350 shares
                            Inc.

 Stanhome Trading           Stanhome Capital,     202.24 shares, par
 Company d.o.o.             Inc.                  value SIT 1 per
 Ljubljana (Slovenia)                             share

 Stanhome, S.A.             Stanhome Inc.         209,998 bearer
 (Spain)                                          shares, par value
                                                  1,000 Ptas. per
                                                  bearer share

                            Stanhome Capital,     1 bearer share
                            Inc.

                            Stanhome West         1 bearer share
                            Germany Limited

 Stanhome Financial         Stanhome Capital,     1 Ordinary Share,
 ATC Limited                Inc.                  par value IRPOUND
 (Ireland)                                        1 per share

 Stanhome, C.A.             Stanhome Inc.         100 shares, par
                                                  value Bs. 100



                                SCHEDULE IV

                                 DIRECTORS

    Stanhome S.A. -                       Allan G. Keirstead
                                          John J. Dur
                                          Mark A. Peterson
                                          John W. Rogers

    Stanhome de Colombia Ltda. -          Alvaro de Brigard
                                          Maria Margarita Zuleta
                                          Sergio Michelson Jaramillo
                                          Maria Lucia del Castillo

    Stanhome de Mexico, S.A. de C.V. -    Allan G. Keirstead
                                          Bruce H. Wyatt
                                          John J. Dur
                                          Antonio Obregan Barrena (Alternate)
                                          Alvaro Quintana Crespo (Alternate)
                                          Leonardo Pontones Quesada (Alternate)
                                          Alfonso Villalua Cabera (Alternate)

    Stanhome Panamericana, C.A. -         John J. Dur
                                          Allan G. Keirstead
                                          Bruce H. Wyatt
                                          Farid Antakly K. (Alternate)
                                          Lubin Chacon Garcia (Alternate)
                                          Alberto Parra-Febres (Alternate)
                                          Maria Isabel Ponce (Alternate)

    Stanhome S.p.A. -                     Allan G. Keirstead
                                          John J. Dur
                                          John W. Rogers

    Stanhome, S.A. -                      John J. Dur
                                          Mark A. Peterson
                                          John W. Rogers



                                 SCHEDULE V

                        REQUIREMENTS OF FOREIGN LAW

               Mexico

                    Under Mexican law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of Stanhome de Mexico, S.A. de C.V. and to appoint new directors thereof.

               Colombia

                    Under Colombian law, a meeting of the partners is
               required in order to remove the General Manager of Stanhome de Colombia Ltda. and to appoint a new General Manager thereof.

                    Under Colombian law, the transfer of shares must be
               accomplished by an Amendment of the by-laws of Stanhome de Colombia Ltda. which must be registered before the Chamber of Commerce of Bogata. At the time of registration a registry tax of 0.7% of the value of the transferred shares will be assessed.

               Ireland

                    Under Irish law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of Stanhome Financial ATC Limited and to appoint new directors thereof.

               France

                    Under French law, the share transfer is subject to a
               FF20,000 tax.

                    Under French law, Stanhome must have consulted its
               Enterprise Committee prior to the execution of the Agreement.

                    Under French law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of Stanhome S.A. and to appoint new directors thereof.

                    Under French law, the Enterprise Committee must be
               given 3 days notice of, and an opportunity to attend, any meeting of Stanhome S.A.'s board of directors at which such board calls a shareholders meeting for the purpose of replacing the members of the board of directors.

               Italy

                    Under Italian law, all anti-trust filings must be
               completed prior to Closing.

                    Under Italian law, the quotas, par value 200,000
               Lire per quota, of Nuova Lunaria S.r.l. are non-negotiable and may be transferred only pursuant to a notarial deed of sale.

                    Under Italian law, the certificates representing the
               shares of Stanhome S.p.A. cannot be endorsed in blank and any endorsement thereof must take place before a notary.

                    Under Italian law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of each of Nuova Lunaria S.r.l. and Stanhome S.p.A. and to appoint new directors thereof.

                    Under Italian law, shareholders meeting may be
               convened provided that all existing shareholders, Directors, and statutory Auditors are in attendance and there is no objection to lack of notice.

               Venezuela

                    Under Venezuelan tax law, the Buyer must withhold 5%
               based on sales proceeds prior to Closing and the Buyer must pay such withholding tax to the Venezuelan Tax Administration Service and must certify to the Venezuelan Mercantile Registry Office that such payment has been made.

                    Under Venezuelan law, the shares of Stanhome
               Panamericana, C.A. cannot be endorsed in blank. In order to obtain valid legal title to such shares, the Buyer must have its name registered in the stock ledger of Stanhome Panamericana, C.A.

                    Under Venezuelan law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of Stanhome
               Panamericana, C.A. and to appoint new directors thereof.

               Slovenia

                    Under Slovenian law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of Stanhome Trading Company d.o.o., Ljubljana and to appoint new directors thereof.

               Spain

                    Under Spanish law, the Buyer must apply for
               clearance from the Spanish monetary authorities at least 15 days prior to the Closing.

                    Under Spanish law, the stock ledgers, books and
               other organizational/record documents of Stanhome, S.A. must remain in Spain.

                    Under Spanish law, a meeting of shareholders is
               required in order to approve the resignations of the members of the board of directors of each of Stanhome, S.A., and to appoint new directors thereof.

                    Under Spanish law, shareholder resolutions approving
               the resignations of the directors of each of Stanhome, S.A. and appointing new directors thereof must be raised to public deed and recorded in the Spanish Mercantile Registry.

                    Under Spanish law, in order for the Buyer to
               register as a foreign investor the Transfer Agreement associated with Stanhome, S.A. (Spain) must be "validated" in Spain. "Validation" involves the following:

                    1) the grant of powers of attorney, before a Notary Public and bearing the Apostille of the Hague Convention, by the shareholders Stanhome Inc., Stanhome Capital Inc., and Stanhome West Germany Limited;

                    2)   the grant of powers of attorney by the Buyer;

                    3)   stock certificates;

                    4) originals of the documents filed by Stanhome Inc., Stanhome Capital Inc. and Stanhome West Germany Limited with the Spanish monetary authorities declaring the investments made;

                    5) documents declaring the divestment made by Stanhome Inc., Stanhome Capital Inc. and
                         Stanhome West Germany Limited as a consequence of the sale; and

                    6) documents declaring the foreign investment to be made by the Buyer.

                    Under Spanish law, Form 210 must be filed with the
               Spanish Tax Administration to settle capital gains tax within thirty days of the date of the sale of shares in Spain.



                                SCHEDULE VI

                       GROUP SUBSIDIARY KEY EMPLOYEES


      Stanhome S.p.A

      Cesj Castiglion              Commercial Director

      Sergio Stellin               Managing Director

      Giuseppe Castagna            Chief Administrative  Officer


      Stanhome S.A. (France)

      Elisabeth Boujenah           Commercial Director

      Pascale Caillaux             National Sales Manager

      Marie-Claire Emery           Assistant National Sales Manager


      Stanhome S.A. (Spain)

      Paolo Giuliani               Acting General Manager

      Jose Maria Pardos            Chief Administrative Officer

      Maria Pilar Vives de Costa   National Sales Manager


      Stanhome de Mexico

      Gerry Aguinaga               General Manager

      Rebecca Pacheco              Marketing Director

      Javier Rubio                 Chief Administrative Officer

      M.E. Zavala                  Sales Director


      Venezuela

      Julio Ubieda                 General Manager

      Claret Perez                 Marketing Manager



                                SCHEDULE VII

                               TAX ALLOCATION

               COUNTRY OF                      ALLOCATED PORTION OF
               GROUP OPERATIONS                TOTAL PURCHASE PRICE

               ITALY                             FF  140,000,000

               FRANCE                            FF   50,000,000

               MEXICO                            FF   36,000,000

               SPAIN                             FF   30,000,000

               VENEZUELA                         FF   12,000,000

               COLUMBIA                          FF    2,000,000

               _______________                   _______________

               Total                             FF 270,000,000




                                                                 EXHIBIT A


                        REPRESENTATIVE AGREEMENT

                  This Representative Agreement (this
        "Agreement") is entered into as of November 21, 1997 by and among Stanhome Inc., a Massachusetts corporation ("Stanhome" or the "Representative"), and the sellers listed on the signature pages hereto (the "Sellers").

                  WHEREAS, as of the date hereof, Laboratoires
        De Biologie Vegetale Yves Rocher S.A., a corporation organized under the laws of France (the "Buyer"), and Stanhome are entering into a Stock and Asset Purchase Agreement (the "Purchase Agreement"); and

                  WHEREAS, pursuant to the terms of the Purchase Agreement, the Buyer is purchasing certain shares (or other equity ownership interests) from the Sellers, as set forth on Schedule I hereto (the "Shares"); and

                  WHEREAS, the Shares were acquired by the Seller from the Representative or its nominee, or directly from the issuer of such Shares and are held of record by the Sellers solely as nominal or qualifying shares pursuant to the requirements of applicable law, and accordingly, the Sellers have no financial interest of any kind in the Shares; and

                  WHEREAS, the Purchase Agreement contemplates the execution and delivery by each of the Sellers of an agreement pursuant to which Stanhome acts as representative of and attorney-in-fact for each of the Sellers under and in connection with the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the
        foregoing and the respective representations, warranties and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.   Custody Arrangements.

                       (a) Each of the Sellers is delivering to the Representative herewith certificates, if any, representing the Shares set forth opposite such Seller's name on Schedule I hereto, such certificates to be held, administered and delivered by the Representative in accordance with the terms and provisions of this Agreement.

                       (b) Each of the Sellers is delivering to the Representative herewith stock powers or other stock transfer forms, as applicable, executed by such Seller in blank (if permitted by applicable law), in proper form for transfer and with all requisite stock transfer stamps, if any, attached or provided for, for use in connection with the anticipated delivery of the certificates representing the Shares being delivered to the Representative by such Seller herewith.

                       (c) Each of the Sellers hereby authorizes and directs the Representative to hold the certificates representing the Shares being delivered herewith by such Seller to the Representative until (i) such Shares are sold and delivered to the Buyer pursuant to the terms of the Purchase Agreement and this Agreement or (ii) the Purchase Agreement is terminated. In the event that the Purchase Agreement is terminated, the Representative shall, as soon as practicable thereafter, return to each Seller the Shares delivered herewith by such Seller to the Representative, and thereupon, this Agreement also shall terminate.

                  2.   Appointment of Representative.

                       (a) Each of the Sellers hereby
        authorizes, directs and appoints the Representative such Seller's true and lawful representative, agent and attorney-in-fact with respect to any and all matters arising under or in connection with the Purchase Agreement, in all cases with full power and authority to make any and all judgments and determinations for and on behalf of such Seller and to execute and deliver or file (or cause to be filed), for and on behalf of such Seller, all such agreements, consents, waivers, notices, certificates and other documents and instruments in connection therewith as the Representative may deem advisable. Without in any way limiting the foregoing, each of the Sellers hereby authorizes and directs the Representative to (i) take any and all actions (including without limitation executing or delivering any and all instruments (including without limitation those referenced in Section 1 hereof) and other documents and making any and all determinations) which may be required or permitted by the Purchase Agreement to be taken by the Sellers or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative under the Purchase Agreement in connection with the transactions contemplated thereby and (iii) exercise such rights, power and authority as are incidental to any of the foregoing. Each of the Sellers hereby gives the Representative full power and authority to act in the premises (including, without limitation, the power and authority to execute and deliver any certificate, notice or instructions and any and all other documents (including without limitation any Transfer Agreement (as defined in the Purchase Agreement) required to be executed and delivered by such Seller under the Purchase Agreement) in connection with the closing of the transactions contemplated by the Purchase Agreement (the "Closing")).

                       (b)  In furtherance and not in limitation
        of the foregoing, each of the Sellers hereby expressly authorizes and directs the Representative to (i) sell and deliver to the Buyer the Shares set forth opposite such Seller's name on Schedule I hereto at such prices and on such terms as are set forth in the Purchase Agreement or any related Transfer Agreement, (ii) take such actions as the Representative, in its sole discretion, deems appropriate to transfer such Shares to the Buyer in accordance with the terms of the Purchase Agreement or any related Transfer Agreement against receipt by the Representative of the purchase price to be paid therefor, (iii) deliver to the Buyer at the Closing the certificates representing the Shares set forth opposite such Seller's name on Schedule I hereto being held by the Representative pursuant to the terms hereof, (iv) endorse (in blank or otherwise) on behalf of such Seller, if necessary in connection with the Closing, the certificates representing the Shares set forth opposite such Seller's name on Schedule I hereto or (v) take such other actions as may be necessary or desirable to effect the intents and purposes hereof. Also, in furtherance and not in limitation of the foregoing, each of the Sellers further expressly authorizes and directs the Representative to execute a receipt for payment in respect of the Shares and to deliver such receipt to the Buyer.

                       (c)  Any action, exercise of rights, power
        or authority, decision or determination taken or made by the Representative consistent herewith, shall be absolutely and irrevocably binding on each Seller as if such Seller personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Seller's individual capacity. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the representative and agent of and attorney-in-fact for the Sellers in accordance with this Agreement and the Purchase Agreement.

                  3. Sellers' Representations and Warranties. Each Seller represents and warrants to the Representative that to such Seller's knowledge, such Seller has not taken any action without the instructions or consent of the Representative with respect to the Shares since the time the Shares were acquired by such Seller and that this representation and warranty is true and correct as of the date hereof and will be true and correct at the date and time of the Closing.

                  4.   Representative's Representations and
        Warranties. The Representative represents and warrants to and agrees with each Seller that this Agreement has been duly authorized, executed and delivered by the Representative and constitutes the valid and binding obligation of the Representative, enforceable against the Representative in accordance with its terms and that this representation and warranty is true and correct as of the date hereof and will be true and correct at the Date and time of the Closing.

                  5.   Limitations on Liability; Indemnification.

                       (a)  The Representative agrees that it
        shall be responsible to each Seller for, and that it shall indemnify each Seller and hold each Seller harmless from and against, any and all losses, liabilities, damages, deficiencies, obligations, costs and expenses to the extent incurred by such Seller in such Seller's capacity as a Seller under the Purchase Agreement (whether in connection with this Agreement, the Purchase Agreement or any other agreement entered into herewith or therewith or otherwise), except to the extent that such losses, liabilities, damages, deficiencies, obligations, costs or expenses are incurred as a result of such Seller's breach of any representation, warranty or agreement made herein.

                       (b)  The provisions of this Agreement
        shall in no way impose any liability or obligations on the Buyer. In particular, notwithstanding any notice received by the Buyer to the contrary, the Buyer (i) shall be fully protected in relying upon and shall be entitled to rely upon, and shall have no liability to any of the Sellers with respect to, actions, decisions and determinations of the Representative taken or made in accordance with this Agreement and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative taken or made in accordance with this Agreement are fully authorized by each of the Sellers.

                  6.   Counterparts.  This Agreement may be
        executed in two or more counterparts, all of which together shall be deemed to be one and the same document.

                  7.   Headings.  The paragraph headings
        contained herein are for convenience only and are not to be used in interpreting this Agreement.

                  8.   Governing Law.  This Agreement shall be
        governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles thereof relating to conflicts of law.

                  9.   Successors.  This Agreement shall be
        binding upon each of the Sellers and their respective heirs, personal representatives, successors and assigns, as the case may be.


                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first written above.

                                      REPRESENTATIVE:

                                      STANHOME INC.

                                      By: /s/ H. L. Tower
                                         ---------------------------
                                         Name:  H. L. Tower
                                         Title: Chairman and C.E.O.

                                      SELLERS:

                                      STANHOME WEST GERMANY LIMITED

                                      By: /s/ Allan G. Keirstead
                                         ---------------------------
                                         Name: Allan G. Keirstead
                                         Title: Treasurer

                                      STANHOME CAPITAL, INC.

                                      By: /s/ Allan G. Keirstead
                                         ---------------------------
                                         Name: Allan G. Keirstead
                                         Title: Vice President

                                      STANHOME WORLDWIDE
                                      DIRECT SELLING GROUP, INC.

                                      By: /s/ Allan G. Keirstead
                                         ---------------------------
                                         Name: Allan G. Keirstead
                                         Title: Treasurer

                                       /s/ John J. Dur
                                      ------------------------------
                                      John J. Dur

                                       /s/ Allan G. Keirstead
                                      ------------------------------
                                      Allan G. Keirstead

                                       /s/ Mark A. Peterson
                                      ------------------------------
                                      Mark A. Peterson

                                       /s/ John W. Rogers
                                      ------------------------------
                                      John W. Rogers

                                       /s/ Michael S. Young
                                      -----------------------------
                                      Michael S. Young

                                       /s/ Bruce H. Wyatt
                                      -----------------------------
                                      Bruce H. Wyatt

                                       /s/ Elisabeth Boujenah
                                      -----------------------------
                                      Elisabeth Boujenah


                                  SCHEDULE I

  SHARES SUBJECT TO CUSTODY ARRANGEMENTS TO BE SOLD PURSUANT TO PURCHASE AGREEMENT

        NAME OF SELLER             COMPANY                    NUMBER OF SHARES TO BE
                                                              SOLD PURSUANT TO
                                                              PURCHASE AGREEMENT

        Stanhome West Germany      Stanhome, S.A. (Spain)     1 bearer share
        Limited

        Stanhome Capital, Inc.     Stanhome de Colombia       458,356 quotas per Value
                                   Ltda (Colombia)            Col. Peso 1,000 per
                                                              quota.

                                   Stanhome, S.p.A. (Italy)   1.350 shares

                                   Stanhome Trading Comapny   202.24 shares, per value
                                   d.o.o. Ljubljana           SIT 1 per share
                                   (Slovenia)

                                   Stanhome, S.A. (Spain)     1 bearer per share

                                   Stanhome Financial ATC     1 Ordinary Share, per
                                   Limited (Ireland)          value IR POUND 1 per share

        Stanhome Worldwide         Stanhome de Colombia       1 quota
        Direct Selling             Ltda. (Colombia)
        Group, Inc.

        John J. Dur                Nuova Lunaria S.r.l.       1 quota, par value
                                   (Italy)                    200,000 Lire

                                   Stanhome S.A. (France)     2 shares

                                   Stanhome de Mexico, S.A.   1 registered share
                                   de C.V. (Mexico)

        Elisabeth Boujenah         Stanhome S.A. (France)     2 shares

        Allan G. Keirstead         Stanhome S.A. (France)     2 shares

                                   Stanhome de Mexico, S.A.   1 registered share
                                   de C.V. (Mexico)

        Mark A. Peterson           Stanhome S.A. (France)     2 shares

        John W. Rogers             Stanhome S.A. (France)     2 shares

        Michael S. Young           Stanhome S.A. (France)     2 shares

        Bruce H. Wyatt             Stanhome de Mexico, S.A.   1 registered share
                                   de C.V. (Mexico)





                                                EXHIBIT B


                             ESCROW AGREEMENT

                    This Escrow Agreement (this "Escrow Agree-ment") is entered into as of December [ ], 1997 by and among Laboratoire de Biologie Vegetale Yves Rocher S.A., a corporation organized under the laws of France (the "Buyer"), Stanhome Inc., a Massachusetts corpora-tion ("Stanhome"), and The First National Bank of Chicago, a national bank, as escrow agent (the "Escrow Agent").

                    The Buyer and Stanhome are parties to a
          Stock and Asset Purchase Agreement dated November 21, 1997 (the "Purchase Agreement") providing for, among other things, (i) the purchase by the Buyer and the sale by Stanhome and certain of Stanhome's nominees of the stock of certain of the subsidiaries comprising Stanhome's Worldwide Direct Selling Group (the "Group") and (ii) the purchase by the Buyer and the sale by Stanhome of certain assets of Stanhome neces-sary to the conduct of business of the Group.

                    The closing under the Purchase Agreement
          (the "Closing") is taking place concurrently with the execution and delivery of this Escrow Agreement.

                    This Escrow Agreement and the escrow ar-rangements set forth herein are part of the terms and conditions of the Purchase Agreement and have been entered into for the purpose of carrying the transac-tions contemplated by the Purchase Agreement into effect.

                    The Buyer and Stanhome desire to place a portion of the consideration payable by the Buyer to Stanhome under the Purchase Agreement in escrow, upon the terms and subject to the conditions set forth below.

                    Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

                    In consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, Stanhome and the Escrow Agent hereby agree as follows:

                    1.   Escrow Funds.

                         (a)  At the Closing, in accordance with
          Section 1.4 of the Purchase Agreement, the Buyer will deliver to the Escrow Agent an amount equal to FF66 million in immediately available funds (the "Escrow Amount"). The Escrow Agent hereby acknowledges re-ceipt of the Escrow Amount.

                         (b)  The Escrow Agent hereby agrees to
          act as escrow agent and to hold, safeguard and dis-burse the Escrow Amount, together with any interest, dividends or other amounts earned thereon (the "Escrow Funds") pursuant to the terms and conditions hereof. The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

                    2.   Investment of Escrow Funds.  Except as
          the Buyer and Stanhome may from time to time jointly instruct the Escrow Agent in writing, the Escrow Funds shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and main-tained in a money market deposit account with the Escrow Agent, until disbursement of all of the Escrow Funds in accordance with this Escrow Agreement. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Es-crow Funds consisting of investments to provide for payments required to be made under this Escrow Agree-ment.

                    3.   Claims.

                         (a)  Upon receipt by the Escrow Agent
          and Stanhome of notice (a "Claim Notice") from the Buyer on or before the close of business (Boston time) on March 31, 1998 (the "Escrow Release Date"), that the Buyer is asserting a claim for indemnification pursuant to Article VII of the Purchase Agreement (an "Indemnifiable Claim"), which Claim Notice shall spec-ify the nature and estimated amount, in French francs (the "Claimed Amount"), of such Indemnifiable Claim, the Escrow Agent shall retain, set aside and continue to hold the Escrow Funds, or such lesser portion of the Escrow Funds having a value equal to the Claimed Amount, in escrow hereunder subject to the further provisions hereof.

                         (b)  Within 20 days after receipt of a
          Claim Notice by the Escrow Agent and Stanhome, Stanhome shall provide to the Buyer, with a copy to the Escrow Agent, a written response (a "Response Notice") in which Stanhome shall either (i) agree that the full Claimed Amount specified in that Claim Notice may be released to the Buyer from the Escrow Funds, (ii) agree that part, but not all, of the Claimed Amount specified in that Claim Notice (the "Agreed Amount") may be released to the Buyer from the Escrow Funds and contest the release to the Buyer of the balance or (iii) contest the release to the Buyer of any part of the Claimed Amount specified in that Claim Notice from the Escrow Funds. If no Response Notice is received by the Escrow Agent within such 20-day period, Stanhome shall be deemed to have agreed that all of the Claimed Amount may be released to the Buyer from the Escrow Funds.

                         (c)  If Stanhome in any Response Notice
          agrees (or is deemed to have agreed) that the entire Claimed Amount specified in the related Claim Notice may be released to the Buyer from the Escrow Funds, the Escrow Agent shall promptly, following the re-quired delivery date for the Response Notice, trans-fer, deliver and assign to the Buyer, free and clear of any interest of Stanhome therein, such portion of the Escrow Funds having an aggregate value equal to the Claimed Amount (or such lesser value of Escrow Funds as are held in escrow hereunder at such time).

                         (d)  If Stanhome in any Response Notice
          agrees that part, but not all, of the Claimed Amount specified in the related Claim Notice may be released to the Buyer from the Escrow Funds, the Escrow Agent shall promptly, following the required delivery date for the Response Notice, transfer, deliver and assign to the Buyer, free and clear of any interest of Stanhome therein, the Escrow Funds having an aggregate value equal to the Agreed Amount (or such lesser amount of the Escrow Funds as are held in escrow here-under at such time).

                         (e)  If Stanhome in any Response Notice
          contests the release of all or part of the Claimed Amount specified in the related Claim Notice (the "Contested Amount"), the Buyer and Stanhome shall first make a good faith effort to settle the matter themselves. [If they do not settle the matter within 30 days of the receipt of Stanhome's Response Notice contesting the Claimed Amount, either the Buyer or Stanhome shall have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to binding arbitration in Boston, Massachusetts. All matters so submitted to arbitration shall be settled by three (except as oth-erwise provided below) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Stanhome and the Buyer shall each designate one arbi-trator within 10 days of the delivery of the Arbitra-tion Notice. If either Stanhome or the Buyer fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. Stanhome and the Buyer shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator; provided, however, that failing such agreement within 45 days of delivery of the Arbitra-tion Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. Stanhome and the Buyer shall be responsible for the payment of the fees and expenses of their respectively designated arbitra-tors and shall bear equally the fees and expenses of the third arbitrator. Stanhome and the Buyer shall cause the arbitrators to decide the matter to be arbi-trated pursuant hereto within 60 days after the ap-pointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to receive all or a portion of the Escrow Funds pursuant to the applicable terms of the Purchase Agreement and this Escrow Agreement and, if so, the amount of such portion of the Escrow Funds. The final decision of the majority of the arbitrators shall be furnished to Stanhome, the Buyer and the Escrow Agent in writing and shall constitute a conclusive determi-nation of the matter in question, binding upon Stanhome, the Buyer and the Escrow Agent and shall not be contested by any of them.] Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Notwithstand-ing any provision of this Escrow Agreement or the Purchase Agreement to the contrary, after delivery of any Response Notice contesting the Claimed Amount specified in the related Claim Notice is contested by Stanhome, the Escrow Agent, pursuant to this Section 3, shall continue to hold Escrow Funds having a value equal to the Contested Amount (up to the amount of Escrow Funds then held in escrow hereunder), notwith-standing the occurrence of the Escrow Release Date, until (i) delivery of a copy of a settlement agreement executed by the Buyer and Stanhome setting forth in-structions to the Escrow Agent as to the release of the Escrow Funds, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final decision of a majority of the arbi-trators setting forth instructions to the Escrow Agent as to the release of the Escrow Funds, if any, that shall be made with respect to the Contested Amount.
          If applicable, the Escrow Agent shall thereupon re-lease those Escrow Funds from escrow (to the extent that any portion of the Escrow Funds is then held in escrow hereunder) in accordance with such agreement or instructions. All costs and expenses of any proceed-ing described in this paragraph 3(e) shall be borne by the losing party in any such proceeding (with costs and expenses to be assessed and assigned by the arbi-trator or arbitrators in the event of an arbitration in which there is no losing party). The Escrow Agent shall be under no duty whatsoever to institute or defend any proceedings which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it. The Escrow Agent shall have the right to interplead the parties to any dispute in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability as a consequence of such claims or demands.

                         (f)  In the event that, on or prior to
          the Escrow Release Date, (i) the Escrow Agent and Stanhome have not received a Claim Notice from the Buyer or (ii) one or more Claim Notices have been received by the Escrow Agent and Stanhome from the Buyer specifying Claimed Amounts aggregating less than the value of the Escrow Funds held in escrow hereun-der, then, within three business days after the Escrow Release Date, the Escrow Agent shall deliver to Stanhome such portion of the Escrow Funds not subject to a Claim Notice.

                    4.   Duties of Escrow Agent.

                         (a)  The Escrow Agent shall not be
          under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

                         (b)  The Escrow Agent shall not be
          liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, liabilities, claims, ac-tions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of the Escrow Funds held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Funds, or any loss of interest incident to any such delays.

                         (c)  The Escrow Agent shall be entitled
          to rely upon any order, judgment, certification, de-mand, notice, instrument or other writing delivered to it hereunder reasonably believed by the Escrow Agent to be authentic, correct and properly and validly served without being required to determine the authen-ticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instru-ment or signature reasonably believed by it to be genuine and may assume that the person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned repre-sentative of each of the Buyer and Stanhome has full power and authority to instruct the Escrow Agent on behalf of such party unless written notice to the contrary is delivered to the Escrow Agent.

                         (d)  The Escrow Agent may act pursuant
          to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in accor-dance with such advice, except that the Escrow Agent shall be liable for any actions or omissions which result from the Escrow Agent's gross negligence or willful misconduct.

                         (e)  The Escrow Agent does not have any
          interest in the Escrow Funds deposited hereunder other than as escrow agent hereunder. Any payments from the Escrow Funds shall be subject to withholding regula-tions then in force with respect to United States taxes and the parties hereto will provide the Escrow Agent with all appropriate information necessary to effectuate such withholdings.

                         (f)  The resignation of the Escrow
          Agent will take effect only upon the appointment of a successor escrow agent (which successor escrow agent shall be deemed the "Escrow Agent" for all purposes under this Escrow Agreement from and after the ap-pointment of such successor) jointly designated by the Buyer and Stanhome in writing or by any court of competent jurisdiction. Upon delivery of the Escrow Funds to any successor Escrow Agent, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.

                         (g)  In the event of any disagreement
          between Stanhome and the Buyer relating to this Escrow Agreement, including without limitation with respect to the disposition of the Escrow Funds, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Funds until the Escrow Agent shall have received (i) a copy of the final arbitration decision directing delivery of the Escrow Funds or (ii) a written agreement executed by Stanhome and the Buyer directing delivery of an Agreed Amount, in which event the Escrow Agent shall disburse such Agreed Amount in accordance with such order or agreement. Any arbitration decision shall be accompa-nied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the arbitration decision is final. The Escrow Agent shall act on such arbitration decision and legal opinion without further question.

                         (h)  The Buyer agrees to pay the Escrow
          Agent compensation (as payment in full) for the ser-vices to be rendered by the Escrow Agent, and the Buyer agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances in-curred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, ex-penses and disbursements of its counsel).

                    5.   Ownership for Tax Purposes.  The Buyer
          agrees that, for purposes of federal and other taxes based on income, Stanhome will be treated as the owner of the Escrow Funds and that Stanhome will report all income, if any, as reported to Stanhome by the Escrow Agent, that is earned on, or derived from, the Escrow Funds as Stanhome's income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

                    6.   Notices.  All notices, requests and
          other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (if confirmed) or mailed by registered or certified mail (postage prepaid, return receipt re-quested) to the parties at the following addresses (or at such other address for a party as shall be speci-fied by like notice, as specified below):

                    (a)  If to Stanhome:

                         Stanhome Inc.
                         333 Western Avenue
                         Westfield, Massachusetts  01085
                         United States of America
                         Attention:  Bruce H. Wyatt, Esq.
                         Facsimile No.:  (413) 572-0055

                         With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         One Beacon Street
                         Boston, Massachusetts  02108
                         United States of America
                         Attention:  Louis A. Goodman, Esq.
                         Facsimile No.:  (617) 573-4822

                    (b)  If to the Buyer:

                         Laboratoire de Biologie Vegetale
                         Yves Rocher S.A.
                         No. 3, allee de Grenelle
                         92444 Issy-les-Moulineaux
                         France
                         Attention:  FranCois Bompard
                         Facsimile No.:  331-41-08-5878

                         With a copy to:

                         Sullivan & Cromwell
                         No. 8, Place Vendome
                         75001, Paris
                         France
                         Attention:  Pierre Servan-Schreiber
                         Facsimile No.:  331-44-50-6060

                    (c)  If to the Escrow Agent:

                         The First National Bank of Chicago
                         One First National Plaza
                         Suite 0634
                         Chicago, Illinois  60670
                         United States
                         Attention:
                         Facsimile No.: 312-732-4840

          The address of a party for the purposes of this Sec-tion 6 may be changed by giving written notice to the other parties hereto of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

                    7.   Entire Agreement; Binding Effect.  This
          Agreement and the agreements, documents and other instruments referred to herein (a) constitute the entire agreement, and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
          (b) shall not be assigned by any party (by operation of law or otherwise) without the prior written consent of the other parties.

                    8.   Applicable Law.  This Agreement shall
          be governed by and be construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

                    9.   Parties in Interest.  This Agreement
          shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                    10.  Counterparts.  This Agreement may be
          executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    11.  Interpretation.  The section and other
          headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural. The word "or" shall not be deemed exclu-sive.

                    12.  Severability.  In case any term, provi-
          sion, covenant or restriction of this Escrow Agreement is held to be invalid, illegal or unenforceable by a competent court in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions, or of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.

                    13.  Amendment and Waiver.  No amendment of
          any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subse-quent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiv-er of such party's right to enforce any provision hereof or to take any such action.

                    14.  Termination.  This Escrow Agreement
          shall terminate upon the later of (i) the Escrow Re-lease Date or (ii) the release by the Escrow Agent of all of the Escrowed Materials in accordance with this Escrow Agreement.


          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                        STANHOME INC.

                                        By
                                           Name:
                                           Title:

                                        LABORATOIRE DE BIOLOGIE VEGETALE
                                        YVES ROCHER S.A.

                                          By
                                             Name:
                                             Title:

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                          By
                                             Name:
                                             Title:






                                                  EXHIBIT C

                               SUPPLY AGREEMENT
                               SUMMARY OF TERMS

      Parties      Laboratoire de Biologie Vegetale Yves Rocher
                   S.A. ("YR") and Cosmhogar S.A. ("Cosmhogar") .

      Term 5 years (through December 31, 2002) for household care products (including chemicals, brushes and other home care items); 1 year (through December 31, 1998, subject to extension at terms to be negotiated) for cosmetics and personal care.

      Guaranteed   Household care:
      Minimum      Using 1997 as a base year, unless 1997 year-end
      Volumes      inventory levels are materially inconsistent
                   with 1996 inventory levels ("Base"), a minimum volume of production is guaranteed to Cosmhogar over the 5-year contract term. Specifically, 93% of Base is guaranteed for 1998, 89% of Base for 1999, 85% of Base for 2000, 81% of Base for
                   2001 and 77% of Base for 2002.

                   Cosmetics and personal care:
                   A minimum volume of production is guaranteed to Cosmhogar over the 12-month contract term.
                   Specifically, 100% of Base is guaranteed for 1998.

      Volume       Production for volume requirements for existing
      Requirements products in excess of the minimum guarantees, in Excess of up to Base, is guaranteed to Cosmhogar at the
      Minimum      then current year price.  If, and only if,
      Guarantees   volume requirements exceed Base, YR is
                   permitted to seek competitive bids for
                   production from Cosmhogar and others.

      Pricing      For 1998:
                   2% higher than actual prices for 1997.

                   After 1998:
                   Increases will be at the applicable Spanish
                   CPI, adjusted January 1, except for raw
                   materials and components.

                   Raw materials and components:
                   Except as set forth below, increases or
                   decreases will be made upon four months' notice, based solely on increases or decreases in costs; provided, however, that no increases or decreases will be made until costs have increased or decreased by at least 2% on a cumulative basis.

      Raw          Cosmhogar will use any supplier of raw
      Materials materials or packaging introduced by YR. Under Sourcing these circumstances, price savings or increases will be directly to the benefit or detriment of YR.

      Payment      30 days, payable on the 10th of the following
      Terms        month.


      Production   For 1998:
      Flexibility  YR will be afforded the same production
                   flexibility currently in practice at Cosmhogar for the Group's production units.

                   After 1998:
                   Cosmhogar will act in good faith to maintain some production flexibility, but without a specific guarantee.

      Production   Cosmhogar will supply YR with:
      Forecasts    *    a 1-year, nonbinding forecast
                   *    a 4-month, binding forecast.

      Development  Operations at Stanhome European Development
      Center       Center S.A. will be restructured after the
      Operations   Closing to eliminate cosmetics and personal
      and          care as required services.  Household care
      Development  requirements may be supplied through
      Activities   Cosmhogar's technical center, augmented as
                   necessary. Specifically identified new product concepts and related details will be executable by Cosmhogar. YR will be responsible for proactive, creative design initiation and interaction with Group Subsidiaries.

                   YR is permitted to develop and manufacture new products. If YR requests that product developed in YR labs be produced by Cosmhogar, this will count toward minimum guaranteed production volumes.

      Warranties   Same as for arms' length, third party vendor.

      Performance Cosmhogar to provide YR with standard, ordinary Protections course performance protections -- for example, quality assurances, no excessive delays -- together with a related right to remedy -- which will be binding on and enforceable against any purchaser of Cosmhogar.

      Product Mix  YR to agree that the product demand
                   requirements of YR in any given year during the term of the contract will approximate the profitability mix for Cosmhogar in 1997. Any material change from the profitability mix for Cosmhogar in 1997 must be agreed to by both YR and Cosmhogar.

      Mutual Audit Cosmhogar and YR agree to grant each other
      Rights reasonable mutual audit rights during the term of the Supply Agreement.


      Indemnifica- Cosmhogar will be compensated per unit of
      tion for any shortfall for its labor, over head and profits
      Shortfalls   expenses under the following formula:
      in Guaran-
      teed Mini-   (guaranteed units x unit selling price)
      mum Volumes  - (actual units x unit selling price) = total lost revenue

                   gross indemnity for shortfalls = total lost revenue - cost of raw material per unit x lost units net indemnity for shortfalls = gross indemnity
                   - 3% x lost revenue as presumed variable costs

                   Example:

                   where: 9300 guaranteed   raw materials:
                            units
                          8000 actual
                            units                                  70
                                            labor overhead and
                                            profit:                30
                                                                  ---
                                            unit selling price:   100

                   guaranteed units x unit
                   selling price:                             930,000
                     9300 x unit price 100

                   less ...
                   actual units x unit
                     selling price:
                     8000 x unit price 100                    800,000
                                                              -------
                   total lost revenue                         130,000

                   less ...
                   cost of raw materials
                   per unit x lost units                       91,000
                                                              -------
                        1300 x 70 per unit
                   gross Indemnity                             39,000

                   less ...
                   3% of total lost revenue                     3,900
                                                              -------
                        130,000 x 3%
                   net indemnity                        =      35,100





                                             EXHIBIT D


          BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                    BILL OF SALE, ASSIGNMENT AND ASSUMPTION
          AGREEMENT dated as of [          ] entered into by
          Stanhome Inc., a Massachusetts corporation
          ("Stanhome"), and Laboratoire de Biologie Vegetale Yves Rocher S.A., a corporation organized under the laws of France ("Buyer").

                    Stanhome has determined that it is in the best interests of Stanhome and its stockholders for Stanhome to sell, transfer and assign certain of its intellectual property listed in Schedule A and contract assets listed in Schedule B hereto (together, the "Assets") to Buyer and has entered into a Stock and Asset Purchase Agreement dated as of November 21, 1997 (the "Purchase Agreement") with Buyer in furtherance of such transfer.

                    Stanhome desires to sell, transfer and
          assign to Buyer, and Buyer desires to purchase, acquire and assume from Stanhome, the Assets.

                    Stanhome, in consideration of the promises and agreements of Buyer made herein and for other good and valuable consideration, receipt of which is hereby acknowledged, by these presents sells, conveys, assigns, transfers and delivers to Buyer and Buyer acquires and assumes from Stanhome, all right, title and interest to and in, and all goodwill attendant to, the Assets set forth below:

                    (a)  the intellectual property listed on
          Schedule A hereto; and

                    (b)  the contract assets listed on Schedule
          B hereto;

          TO HAVE AND TO HOLD such Assets, unto Buyer and its successors and assigns to and for its or their own use and behoof forever.

                    Section 1.  Notwithstanding the foregoing,
          the Assets being sold, conveyed, assigned, transferred and delivered hereby shall not include any Asset which is a contract, lease or agreement (each a "Contract") that is not assignable without the consent or waiver of another party, which consent has not been obtained on or before the date hereof, if such assignment or an attempted assignment of such Contract would constitute a breach thereof, until such time as such consent or waiver is obtained.

                    Section 2.  Stanhome does hereby warrant,
          covenant, undertake and agree that it:

                    (a) will warrant and defend its title to and sale of the Assets unto Buyer, its successors and assigns, against each and every person or persons whomsoever claiming or who may claim against any or all of the same; and

                    (b) will take all steps reasonably necessary to put Buyer and its successors and assigns in actual possession and operating control of such Assets.

                    Section 3.  Nothing in this instrument,
          express or implied, is intended or shall be construed to confer upon, or give to, any person, corporation or entity other than Stanhome, Buyer and their respective successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants, conditions, promises or agreements contained herein, and all the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Stanhome, Buyer and their respective successors and assigns.

                    Section 4.  This instrument is executed by
          Stanhome and Buyer and shall be binding upon Stanhome, Buyer and their respective successors and assigns for the uses and purposes above set forth and referred to, effective immediately upon its delivery.


                    IN WITNESS WHEREOF, Stanhome and Buyer have caused this Bill of Sale, Assignment and Assumption Agreement to be signed under seal by their respective duly authorized officers as of the date first above written.

                                 STANHOME INC.

                                 By:
                                    ---------------------------------
                                        Name:
                                        Title:

                                 LABORATOIRE DE BIOLOGIE
                                 VEGETALE YVES ROCHER S.A.

                                 By:
                                     ---------------------------------
                                        Name:
                                        Title:


                                                       SCHEDULE A

          INTELLECTUAL PROPERTY BEING TRANSFERRED

          [to be excerpted from list of Worldwide Selling Group
          IP list]


                                                       SCHEDULE B

          CONTRACTS BEING TRANSFERRED

          Trademark License Agreement dated December 12, 1989 between MacFarlan Smith Limited and Stanhome Inc., and amendments of May 15, 1992 and November 16, 1993

          Manufacturing and Distribution Agreement dated
          December 1, 1990 between Stanhome Inc. and Associated
          Manufacturers Limited (Jamaica)

          Standard Distribution Agreement dated as of June 5, 1990 between Stanhome Inc. and CP Young and Active Traders
          Ltd. (Cyprus)

          Distribution Agreement dated January 1, 1994 between
          Stanhome Inc. and STANLAR - Sociedade Tecnica de Artigos Novos para o Lar, Lda (Portugal)

          Agreement dated December 29, 1979 between Stanley Home
          Products, Inc. and Tonina, Ltd. (Trinidad)

          Agreement dated as of August 11, 1982 between Stanhome
          Inc. and Chauyjuljit Co., Ltd. (Thailand)

          Standard Distribution Agreement dated as of May 1,
          1997 between Stanhome Inc. and Net Global d.o.o. (Slovenia)



                                                                  Exhibit E

                        TRANSFER AGREEMENT - France

       Intentionally omitted. Stanhome Inc. agrees to furnish supplementally to the Commission a copy of this omitted exhibit upon request.



                                                                  Exhibit F

                         TRANSFER AGREEMENT - Italy

       Intentionally omitted. Stanhome Inc. agrees to furnish supplementally to the Commission a copy of this omitted exhibit upon request.



                                                                  Exhibit G

                        TRANSFER AGREEMENT - Mexico


                                 TABLE OF CONTENTS

                                     ARTICLE I

                           PURCHASE AND SALE OF SHARES

Section 1.1         Shares to be Sold......................................2
Section 1.2         Consideration..........................................2
Section 1.3         Closing................................................2
Section 1.4         Deliveries by Stanhome.................................2
Section 1.5         Deliveries by the Buyers...............................3
Section 1.6         Currency Valuation.....................................4

                                    ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF STANHOME

Section 2.1         Corporate Organization.................................3
Section 2.2         Authorization..........................................4
Section 2.3         Capitalization.........................................5
Section 2.4         Ownership of Sale Shares...............................5
Section 2.5         Consents and Approvals;
                    Non-Contravention......................................5
Section 2.6         Financial Statements...................................6

                                    ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE Buyers

Section 3.1         Corporate Organization.................................7
Section 3.2         Authorization..........................................7
Section 3.3         Consents and Approvals;
                    Non-Contravention......................................7
Section 3.4         Litigation.............................................8
Section 3.5         Acquisition of Capital Stock of
                    the Company For Investment.............................8
Section 3.6         Financing..............................................8

                                    ARTICLE IV

                                     COVENANTS

Section 4.1         Confidentiality.........................................9
Section 4.2         Publicity...............................................9

                                     ARTICLE V

                                GENERAL PROVISIONS

Section 5.1         No Survival of Representations..........................9
Section 5.2         Amendment and Waiver....................................9
Section 5.3         Expenses...............................................10
Section 5.4         Broker's and Finder's Fees.............................10
Section 5.5         Notices................................................10
Section 5.6         Entire Agreement; Binding Effect.......................11
Section 5.7         Applicable Law.........................................12
Section 5.8         Parties in Interest....................................12
Section 5.9         Counterparts...........................................12
Section 5.10        Interpretation.........................................12
Section 5.11        Severability...........................................12


Schedules

SCHEDULE I --        SELLERS AND SHARES...................................I-1

SCHEDULE II --       DIRECTORS...........................................II-1


Exhibits

Exhibit A --        RESIGNATION LETTER....................................A-1




                          STOCK PURCHASE AGREEMENT

                               by and between

                               STANHOME INC.

                                    and

                    YVES ROCHER de MEXICO, S.A. de C.V.

                                    and

                        Y.R. MEXICANA, S.A. de C.V.

                       dated as of December 18, 1997



                             STOCK PURCHASE AGREEMENT


               This Stock Purchase Agreement (this "Agreement") is made and entered into as of this 18th day of December, 1997 by and between Stanhome Inc., a Massachusetts corporation ("Stanhome"), on its own behalf and as representative of and attorney-in-fact for the Represented Holders (as defined below), Yves Rocher de Mexico, S.A. de C.V. and Y.R. Mexicana, S.A. de C.V., corporations organized under the laws of Mexico (the "Buyers").

               WHEREAS, Stanhome and the Represented Holders (together, the "Sellers") collectively are the record owners of all of the issued and outstanding registered shares, par value 100 Mexican pesos per registered share (the "Shares") of Stanhome de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico and a direct subsidiary of Stanhome (the "Company"), which together constitute all of the issued and outstanding shares of capital stock of the Company; and

               WHEREAS, the record owners of the Shares other than Stanhome (the "Represented Holders") are affiliates, employees or agents of Stanhome who or which hold their respective Shares solely as nominal or qualifying shareholders pursuant to the requirements of applicable law; and

               WHEREAS, the Represented Holders each have executed and delivered to Stanhome a power of attorney providing for Stanhome to act as representative of and attorney-in-fact for the Represented Holders under and in connection with this Agreement; and

               WHEREAS, the Sellers desire to sell the Company to the Buyers and the Buyers desires to purchase the Company from the Sellers through the purchase by the Buyers of the Shares from the Sellers, upon the terms and subject to the conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, each of the parties hereto agree as follows:

                                    ARTICLE I

                            PURCHASE AND SALE OF SHARES

               Section 1.1 Shares to be Sold. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), each Seller shall sell and transfer to the Buyers and their nominees (together, the "Transferees"), if any, and the Buyers shall purchase and accept from each Seller on behalf of itself and any Transferees, the number of Shares set forth on Schedule I hereto, which collectively constitute all of the issued and outstanding Shares (the "Sale Shares").

               Section 1.2 Consideration. Upon the terms and subject to the conditions contained herein and in consideration of, and in full payment for, the aforesaid sale and transfer of the Sale Shares, at the Closing, the Buyers shall pay to Stanhome, in immediately available funds, 36,000,000 French francs (the "Purchase Price").

               Section 1.3 Closing. The closing of the transactions contemplated by this Agreement is occurring simultaneously with the execution of this Agreement at the principal office of the Company, or on such other date or at such other time or place (or places) as Stanhome and the Buyers shall mutually agree in advance thereof. Such closing is referred to herein as the "Closing"). The time and date of the Closing is sometimes referred to herein as the "Closing Date."

               Section 1.4 Deliveries by Stanhome. On the Closing Date, Stanhome will deliver or cause to be delivered to the Buyers the following:

                      (a) stock certificates evidencing the Sale Shares or stock transfer forms, as applicable, free and clear of any Liens (as defined below), duly endorsed in blank or accompanied by appropriate stock powers duly executed in blank, in proper form for transfer and with all requisite stock transfer stamps, if any, attached or provided for;

                      (b) the stock book, stock ledger, minute book and corporate seal (if any) of the Company;

                      (c) the written resignations, substantially in the form attached hereto as Exhibit B, of the directors of the Company listed on Schedule II hereto from their respective positions as directors, effective as of the Closing Date; and

                      (d) such other instruments or documents (including without limitation those required by applicable law) as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof (including without limitation all books and records, accounting, regulatory and personnel files and all other documentation material to the conduct of the operations of the Company and not in the possession of the Company at the Closing Date).

               Section 1.5 Deliveries by the Buyers. On the Closing Date, the Buyers will deliver or cause to be delivered the following:

                      (a) an amount equal to the Purchase Price; plus

                      (b) such other instruments or documents (including without limitation those required by applicable law) as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof, to Stanhome.

               Section 1.6 Income Tax. Pursuant to article 151 of the Mexican Income Tax Law, the Buyer will withold an amount equal to 20% of the Purchase Price without deductions, for the purpose of paying all applicable witholding taxes. the Buyer shall remit such amount to the appropriate taxing authorities within the time period specified in the Mexican Income Tax Law. Immediately upon payment of the witholding tax by the Buyer on behalf of the Seller, the Buyer will provide the Seller with the original receipt for the corresponding tax return and filing.

                                 ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF STANHOME

               Stanhome hereby represents and warrants to the Buyers as follows:

               Section 2.1  Corporate Organization.

                      (a) Stanhome is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to own or lease its properties and to carry on its business as it is currently being conducted.

                      (b) The Company is a corporation duly organized, validly existing under the laws of Mexico and except as set forth in writing to the Buyers, has the corporate power and authority to own or lease its properties and to carry on its business as it is currently being conducted. The copies of the organizational documents of the Company (the "Organizational Documents") heretofore delivered to the Buyers are complete and correct copies of such instruments as currently in effect.

               Section 2.2  Authorization.

                      (a) Stanhome has the requisite corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant hereto by Stanhome on its own behalf (the "Additional Stanhome Documents") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Stanhome Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Stanhome, and no other proceedings on the part of Stanhome or its stockholders are necessary to authorize the execution and delivery of this Agreement and the Additional Stanhome Documents and the transactions contemplated hereby and thereby. This Agreement and each of the Additional Stanhome Documents have been executed and delivered by Stanhome and, assuming that this Agreement and each of the Additional Stanhome Documents constitute valid and binding obligations of the Buyers and the other parties thereto, constitute valid and binding obligations of Stanhome, enforceable against Stanhome in accordance with their respective terms, except that enforcement (i) hereof and thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) of the indemnification provisions contained herein may be limited by public policy.

                      (b) Stanhome has the requisite power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant hereto by Stanhome as representative and attorney-in-fact for the Represented Holders (the "Additional Holder Documents") and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, assuming that this Agreement and each of the Additional Holder Documents constitute valid and binding obligations of the Buyers and the other parties thereto, this Agreement and each of the Additional Holder Documents will constitute valid and binding obligations of the Represented Holders, enforceable against the Represented Holders in accordance with their respective terms, except that enforcement hereof and thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               Section 2.3 Capitalization. The entire authorized and outstanding capital stock of the Company is as set forth in the Financial Statements (as defined below). All of the outstanding shares of capital stock of the Company are duly authorized for issuance, have been validly issued and are fully paid, nonassessable and, except as set forth in Writing to the Buyers, free of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), preemptive rights or other restrictions with respect thereto. Stanhome has accurately disclosed in writing to the Buyers the record ownership of all outstanding shares of capital stock of the Company as of the date hereof. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of the Company, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments (a) pursuant to the Company may be required to purchase, redeem, issue or sell any shares of its capital stock or (b) in any way relating to the issuance or voting of the capital stock of the Company.

               Section 2.4 Ownership of Sale Shares. Except as set forth in Writing to the Buyers, the Sellers have, and at the Closing, upon delivery by the Buyers to Stanhome of the Purchase Price pursuant to Sections 1.3 and 1.7 hereof, the Transferees will acquire, good and valid record and beneficial ownership of the Sale Shares, free and clear of any Liens. The parties intend that all right, title and interest in the Sale Shares transfer from the Sellers to the Buyers or other Transferees at the time and place of the Closing.

               Section 2.5 Consents and Approvals; Non-Contravention.
Except as set forth herein or otherwise in Writing to the Buyers, neither the execution or delivery of this Agreement or of any of the Additional Stanhome Documents by Stanhome, nor the consummation by Stanhome of the transactions contemplated hereby or thereby, nor the compliance by Stanhome with any of the provisions hereof or thereof will (a) violate any provision of the Restated Articles of Organization, as amended, or By-Laws of Stanhome or the Organizational Documents, as currently in effect, (b) except for any required filings under applicable U.S. or foreign antitrust or trade regulation laws or regulations (including without limitation those under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) require any consent, approval or authorization under any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stanhome or the Company, or any of their respective properties or assets, or (e) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of the Company under, any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, except, in the case of clauses
(b), (c), (d) and (e), for such filings, consents, violations, breaches, defaults or Liens which (i) have been obtained, made, cured or expunged
(as applicable) or (ii) would not reasonably be expected to materially impair the ability of Stanhome to perform its obligations hereunder or which, either individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company (a "Material Adverse Effect").

               Section 2.6 Financial Statements. The (a) audited balance sheet of the Company dated December 31, 1996, (b) unaudited balance sheet of the Company dated October 30, 1997, (c) audited income statement of the Company for the year ended December 31, 1996, (d) unaudited statements of cash flow of the Company for the year ended December 30, 1996 and (e) unaudited income statements and statements of cash flow of the Company for the ten months ended October 30, 1997, in each case as set forth and described in Writing to the Buyers (collectively, the "Financial Statements"), fairly present the financial condition of the Company taken as a whole as of the dates and for the periods indicated (subject in the case of interim statements to normal year-end adjustments) and have been prepared in accordance with U.S. generally accepted accounting principles as historically and consistently applied by Stanhome as described in Writing to the Buyers (subject to the absence of required footnote disclosure, if any).

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                               OF THE BUYERS

               The Buyers hereby represent and warrant to each Seller as follows:

               Section 3.1 Corporate Organization. The Buyers are corporations duly organized, validly existing and in good standing under the laws of Mexico.

               Section 3.2 Authorization. The Buyers have the requisite corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyers pursuant hereto (the "Additional Buyers' Documents") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Buyers' Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of the Buyers, and no other corporate proceedings on the part of the Buyers or their stockholders are necessary to authorize the execution and delivery of this Agreement and the Additional Buyers' Documents and the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the Additional Buyers' Documents have been duly executed and delivered by the Buyers, and, assuming that this Agreement and the Additional Buyers' Documents constitute valid and binding obligation of Stanhome, constitute the valid and binding agreements of the Buyers, enforceable against the Buyers in accordance with their respective terms, except that (i) enforcement hereof and thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the indemnification provisions contained herein may be limited by public policy.

               Section 3.3 Consents and Approvals; Non-Contravention. Neither the execution or delivery of this Agreement or any of the Additional Buyers' Documents by the Buyers, nor the consummation by the Buyers of the transactions contemplated hereby or thereby, nor compliance by the Buyers with any of the provisions hereof or thereof will (a) violate any provision of the Buyers' organizational documents, including without limitation the Buyers' charters and corporate by-laws or regulations of the Buyers, (b) except for any required filings under applicable U.S. or foreign antitrust or trade regulation laws or regulations, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) require any consent, approval or authorization under any material contract, lease or other agreement or instrument or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyers or any of their properties or assets, except, in the case of clauses (b), (c) and
(d), for such filings, consents or violations which (i) have been obtained, made or cured or (ii) would not reasonably be expected to materially impair the ability of the Buyers to perform their obligations hereunder or to consummate the transactions contemplated hereby.

               Section 3.4 Litigation. There is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the Buyers' best knowledge, threatened against or involving the Buyers which has had or would reasonably be expected to have a material adverse effect on the Buyers' abilities to perform their obligations hereunder or to consummate the transactions contemplated hereby.

               Section 3.5 Acquisition of Capital Stock of the Company for Investment. The Buyers are acquiring the capital stock of the Company being acquired by them for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such capital stock. The Buyers hereby acknowledge that no capital stock of the Company has been registered pursuant to the Securities Act of 1933, as amended, and that no such capital stock may be transferred in the absence of such registration or an applicable exemption therefrom.

               Section 3.6 Financing. The Buyers have sufficient funds available or have received from responsible financial institutions written commitments (copies of which have been delivered to Stanhome), which have not been withdrawn and remain in full force and effect, to provide sufficient funds on the Closing Date to pay the Purchase Price.

                                ARTICLE IV

                                 COVENANTS

               Section 4.1 Confidentiality. All information concerning Stanhome furnished or provided by Stanhome or the Company or their affiliates to the Buyers or their representatives (whether furnished before or after the date of this Agreement) shall be held subject to the Confidentiality Agreement dated June 12, 1997 by and between Stanhome and the Laboratoires de Biologie Vegetale Yves Rocher S.A. (the "Confidentiality Agreement"). Notwithstanding anything to the contrary contained in this Agreement, neither Stanhome nor any of its affiliates shall have any obligation to make available or provide to the Buyers or their representatives a copy of any consolidated, combined or unitary tax return filed by Stanhome or any of its affiliates or any related materials, except to the extent that it relates solely to the Company.

               Section 4.2 Publicity. Except as required by applicable law or by the regulations of a recognized stock exchange, for so long as this Agreement is in effect, no announcement or notice in respect of this Agreement or the transactions contemplated hereby shall be made by either party hereto without the prior written consent of the other. To the extent practicable, Stanhome and the Buyers shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any securities exchange with respect thereto.

                                 ARTICLE V

                             GENERAL PROVISIONS

               Section 5.1 No Survival of Representations. The representations and warranties of the parties contained herein shall not survive the Closing, shall thereafter be of no further force or effect, and accordingly, after the Closing Date no party shall have any liability in respect thereof.

               Section 5.2 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

               Section 5.3 Expenses. Except as set forth herein, whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, accountants and consultants.

               Section 5.4 Broker's and Finder's Fees. Stanhome hereby represents and warrants to the Buyers with respect to Stanhome and the Company, and the Buyers hereby represent and warrant to Stanhome with respect to the Buyers, that no Person or entity is entitled to receive from Stanhome or the Company, on the one hand, or from the Buyers, on the other hand, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby, except for an investment banking fee payable by Stanhome to Stanhome's investment banker in connection with this Agreement and the transactions contemplated hereby, as previously disclosed by Stanhome to the Buyers in writing and except for an investment banking fee payable by the Buyers to the Buyers' investment banker in connection with this Agreement and the transactions contemplated hereby, as previously disclosed by the Buyers to Stanhome in writing.

               Section 5.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (if confirmed) or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, as specified below):

               (a)    If to Stanhome:

                      Stanhome Inc.
                      333 Western Avenue
                      Westfield, Massachusetts  01085
                      USA
                      Attention:  Bruce H. Wyatt, Esq.
                      Facsimile No.:  (413) 572-0055

                      With a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Beacon Street
                      Boston, Massachusetts  02108
                      USA
                      Attention:  Louis A. Goodman, Esq.
                      Facsimile No.:  (617) 573-4822

               (b)    If to the Buyers:

                      Yves Rocher de Mexico, S.A. de C.V.
                      Y.R. Mexicana, S.A. de C.V.
                      Calderon de la Barca No. 308
                      Colonia Polanco
                      Mexico, D.F.
                      C.P. 11590
                      Attention:  Manuel Fontanals Viesca
                      Facsimile No.:  255-1649

                      With a copy to:

                      Sullivan and Cromwell
                      No. 8, Place Vendome
                      75001, Paris
                      France
                      Attention:  Pierre Servan-Schreiber
                      Facsimile No.:  331-44-50-6060

The address of a party for the purposes of this Section 5.5 may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

               Section 5.6 Entire Agreement; Binding Effect. This Agreement and the agreements, documents and other instruments referred to herein (a) constitute the entire agreement, and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (provided that the Confidentiality Agreement shall survive the execution of this Agreement) and (b) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the Buyers may assign their right to receive and own of record Sale Shares, but not its other rights and obligations hereunder, to other Transferees as necessary to comply with applicable law.

               Section 5.7 Applicable Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

               Section 5.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as set forth in this Section 5.8. Stanhome and the Buyers hereby acknowledge and agree that the Represented Holders and the Transferees make no representations or warranties, and provide no indemnification, to Stanhome or the Buyers herein or otherwise in connection with the transactions contemplated hereby.

               Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 5.10 Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural. The word "or" shall not be deemed exclusive.

               Section 5.11 Severability. In case any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal or unenforceable by a competent court in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions, or of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.


               IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.


                                   STANHOME INC.,
                                     on its own behalf and as
                                     representative and
                                     attorney-in-fact for
                                     the Represented Holders


                                   By:_____________________________
                                      Name:
                                      Title:


                                   YVES ROCHER DE MEXICO, S.A.
                                        DE C.V.


                                   By:____________________________
                                      Name:
                                      Title:


                                   Y.R. MEXICANA, S.A. DE C.V.


                                   By:____________________________
                                      Name:
                                      Title:



                                 SCHEDULE I

                             SELLERS AND SHARES



NAME OF SELLER        NUMBER AND KIND OF SHARES         NAME OF TRANSFEREE
                      OF CAPITAL STOCK HELD

Stanhome Inc.         124,997 registered shares, par
                      value 100 Mexican pesos per
                      registered share

Allan G. Keirstead    1 registered share

Bruce H. Wyatt        1 registered share

John J. Dur           1 registered share




                                SCHEDULE II

                                 DIRECTORS

               Allan G. Keirstead
               Bruce H. Wyatt
               John J. Dur
               Antonio Obregan Barrena (alternate)
               Alvaro Quintana Crespo (alternate)
               Leonardo Pontones Quesada (alternate)
               Alfonso Villalua Cabera (alternate)



                                                                  Exhibit H

                         TRANSFER AGREEMENT - Spain

       Intentionally omitted. Stanhome Inc. agrees to furnish supplementally to the Commission a copy of this omitted exhibit upon request.



                                                                  Exhibit I

                               FORM OF RESIGNATION LETTER

                    The undersigned hereby resigns as director of [name
               of subsidiary] [or any subsidiary thereof] effective immediately prior to the Closing, as such term is defined in the Stock and Asset Purchase Agreement, dated November 24, 1997, between Stanhome Inc. and Laboratoires de Biologie Vegetale Yves Rocher S.A.


                                             ______________________________
                                             [Name of Director]
                                             [Director of [name of entity]]